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                                                                    EXHIBIT 99.1


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                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                       INFINITY BROADCASTING CORPORATION,

                             BURMA ACQUISITION CORP.

                                       AND

                              OUTDOOR SYSTEMS, INC.




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                                TABLE OF CONTENTS


                                                                            PAGE

Article 1      THE MERGER......................................................2

      1.1   The Merger.........................................................2

      1.2   Effective Time.....................................................2

      1.3   Closing of the Merger..............................................2

      1.4   Effects of the Merger..............................................2

      1.5   Certificate of Incorporation and Bylaws of the Surviving
            Corporation........................................................2

      1.6   Directors of the Surviving Corporation.............................2

      1.7   Officers of the Surviving Corporation..............................3

Article 2      CONVERSION OF SHARES; MERGER CONSIDERATION......................3

      2.1   Conversion of Shares...............................................3

      2.2   Exchange Fund......................................................4

      2.3   Stock Options......................................................6

Article 3      REPRESENTATIONS AND WARRANTIES OF OSI...........................7

      3.1   Organization and Qualification; Subsidiaries.......................7

      3.2   Capitalization of OSI and Its Subsidiaries.........................8

      3.3   Authority Relative to This Agreement...............................9

      3.4   SEC Reports; Financial Statements; No Undisclosed
            Liabilities........................................................9

      3.5   Information Supplied..............................................10

      3.6   Consents and Approvals; No Violations.............................11

      3.7   No Default........................................................12

      3.8   Absence of Changes................................................12

      3.9   Litigation........................................................14

      3.10  Compliance with Applicable Law....................................14

      3.11  Employee Plans....................................................15

      3.12  Labor and Employment Matters......................................16

      3.13  Environmental Matters.............................................17

      3.14  Taxes.............................................................20

      3.15  Material Contracts................................................21

      3.16  Insurance.........................................................23

      3.17  Real Property.....................................................23


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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE

      3.18  Tangible Property.................................................24

      3.19  Intellectual Property.............................................24

      3.20  Year 2000.........................................................24

      3.21  Absence of Questionable Payments..................................25

      3.22  Opinion of Financial Advisor......................................25

      3.23  Brokers...........................................................25

      3.24  Takeover Statutes; Dissenters' Rights.............................25

Article 4      REPRESENTATIONS AND WARRANTIES OF INFINITY AND BURMA
               ACQUISITION....................................................26

      4.1   Organization and Qualification....................................26

      4.2   Capitalization of Infinity and Its Subsidiaries...................26

      4.3   Authority Relative to This Agreement..............................27

      4.4   SEC Reports; Financial Statements; No Undisclosed
            Liabilities.......................................................28

      4.5   Information Supplied..............................................28

      4.6   Consents and Approvals; No Violations.............................29

      4.7   No Default........................................................29

      4.8   Absence of Changes................................................30

      4.9   Litigation........................................................30

      4.10  Compliance with Applicable Law....................................31

      4.11  Employee Plans....................................................31

      4.12  Taxes.............................................................32

      4.13  No Prior Activities...............................................33

      4.14  Absence of Questionable Payments..................................33

      4.15  Brokers...........................................................33

      4.16  Contracts.........................................................33

Article 5      COVENANTS......................................................34

      5.1   Conduct of Business of OSI........................................34

      5.2   Conduct of Business of Infinity...................................37

      5.3   Preparation of S-4 and the Proxy Statement........................38

      5.4   Stockholder Meetings..............................................38

      5.5   No Solicitation...................................................39


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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE

      5.6   Letters of Accountants............................................41

      5.7   Access to Information.............................................41

      5.8   Additional Agreements; Reasonable Best Efforts....................42

      5.9   Regulatory Reviews................................................43

      5.10  Public Announcements..............................................43

      5.11  Indemnification; Directors' and Officers' Insurance...............43

      5.12  Notification of Certain Matters...................................45

      5.13  Tax-Free Reorganization Treatment.................................46

      5.14  OSI Affiliates....................................................46

      5.15  SEC Filings.......................................................46

      5.16  Employee Benefits.................................................46

      5.17  Registration Rights...............................................47

      5.18  Infinity Board of Directors.......................................47

      5.19  Fees and Expenses.................................................47

      5.20  Antitakeover Statutes.............................................47

      5.21  OSI Board of Directors............................................47

      5.22  FIRPTA Certificate................................................48

Article 6      CONDITIONS TO CONSUMMATION OF THE MERGER.......................48

      6.1   Conditions to Each Party's Obligations to Effect the Merger.......48

      6.2   Conditions to the Obligations of OSI..............................49

      6.3   Conditions to the Obligations of Infinity and Burma
            Acquisition.......................................................50

Article 7      TERMINATION; AMENDMENT; WAIVER.................................51

      7.1   Termination by Mutual Agreement...................................51

      7.2   Termination by Either Infinity or OSI.............................51

      7.3   Termination by OSI................................................52

      7.4   Termination by Infinity...........................................53

      7.5   Effect of Termination and Abandonment.............................53

      7.6   Amendment.........................................................55

      7.7   Extension; Waiver.................................................55


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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE

Article 8      MISCELLANEOUS..................................................55

      8.1   Nonsurvival of Representations and Warranties.....................55

      8.2   Entire Agreement; Assignment......................................56

      8.3   Notices...........................................................56

      8.4   Governing Law.....................................................57

      8.5   Descriptive Headings..............................................57

      8.6   Parties in Interest...............................................57

      8.7   Severability......................................................57

      8.8   Specific Performance..............................................57

      8.9   Brokers...........................................................57

      8.10  Counterparts......................................................57

      8.11  Interpretation....................................................58



Exhibits

Exhibit A   Stockholders Agreement
Exhibit B   Infinity Voting Agreement
Exhibit C   Form of Registration Rights Agreement


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                            GLOSSARY OF DEFINED TERMS

Defined Terms                                                            Page(s)
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Acquisition Proposal..........................................................41
Agreement......................................................................1
Burma Acquisition..............................................................1
Canada Act....................................................................11
CERCLA........................................................................18
Certificate....................................................................3
Change of Control Transaction.................................................55
CIBC Credit Documents.........................................................11
Class B Common Stock..........................................................26
Closing........................................................................2
Closing Date...................................................................2
Code...........................................................................1
Computer Programs.............................................................24
Confidentiality Agreement.....................................................42
Covered Transactions..........................................................25
Current Premium...............................................................44
DGCL...........................................................................2
Effective Time.................................................................2
Environmental Costs and Liabilities...........................................17
Environmental Law.............................................................18
ERISA.........................................................................15
Exchange Act..................................................................10
Exchange Agent.................................................................4
Exchange Fund..................................................................4
Exchange Ratio.................................................................3
Expenses......................................................................47
Fee...........................................................................54
Filed OSI SEC Reports.........................................................10
GAAP..........................................................................10
Government Entity.............................................................11
Hazardous Material............................................................18
HSR Act.......................................................................11
Indemnified Parties...........................................................44
Infinity.......................................................................1
Infinity Affiliate............................................................54
Infinity Affiliates...........................................................54
Infinity Closing Certificate..................................................49
Infinity Common Stock..........................................................1
Infinity Disclosure Schedule...................................................3
Infinity Employee Benefit Plan................................................31
Infinity Permits..............................................................31


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Infinity Preferred Stock......................................................26
Infinity Required Approvals...................................................29
Infinity Requisite Vote.......................................................27
Infinity SEC Reports..........................................................28
Infinity Securities...........................................................27
Infinity Voting Agreement......................................................1
Information Statement.........................................................29
know..........................................................................58
knowledge.....................................................................58
Law...........................................................................11
Letter of Transmittal..........................................................4
Lien...........................................................................9
Material Adverse Effect.......................................................58
Material Contracts............................................................22
Merger.........................................................................2
Merger Consideration...........................................................3
Notice........................................................................52
NYSE..........................................................................29
OSHA..........................................................................18
OSI............................................................................1
OSI Affiliate.................................................................46
OSI Board......................................................................9
OSI Closing Certificate.......................................................50
OSI Common Stock...............................................................1
OSI Disclosure Schedule........................................................7
OSI Employee Benefit Plan.....................................................15
OSI Employee Benefit Plans................................................15, 31
OSI Financial Advisor.........................................................25
OSI Indentures................................................................12
OSI Option Plans...............................................................8
OSI Permits...................................................................14
OSI Required Approvals........................................................11
OSI Requisite Vote.............................................................9
OSI SEC Reports...............................................................10
OSI Securities.................................................................8
OSI Stock Options..............................................................8
OSI Stockholders Meeting......................................................38
Permitted Liens...............................................................23
Proxy Statement...............................................................11
Real Property Leases..........................................................23
Real Property Rights..................................................3.15(b) 22
Release.......................................................................18
Remedial Action...............................................................18
S-4...........................................................................10
SEC............................................................................9


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Securities Act................................................................10
Share..........................................................................3
Share Issuance................................................................27
Sign Partnerships..............................................................7
Standstill Period.............................................................54
Stockholders Agreement.........................................................1
subsidiary.....................................................................7
Superior Proposal.............................................................40
Surviving Corporation..........................................................2
Takeover Statutes.............................................................25
Tax Returns...................................................................21
Taxes.........................................................................21
Termination Date..............................................................51


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                          AGREEMENT AND PLAN OF MERGER

            THIS AGREEMENT AND PLAN OF MERGER, dated as of May 27, 1999 (the "Agreement"), is among INFINITY BROADCASTING CORPORATION, a Delaware corporation ("Infinity"), BURMA ACQUISITION CORP. ("Burma Acquisition"), a Delaware corporation and a direct wholly owned subsidiary of Infinity, and OUTDOOR SYSTEMS, INC., a Delaware corporation ("OSI").

            WHEREAS, the Boards of Directors of OSI, Infinity and Burma Acquisition each have determined that the Merger (as defined in Section 1.1) is advisable and fair to, and in the best interests of, their respective stockholders and have approved the Merger in accordance with this Agreement;

            WHEREAS, for federal income Tax (as defined in Section 3.14) purposes, it is intended that the Merger shall qualify as a Tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

            WHEREAS, concurrently with the execution hereof, certain holders of shares of Common Stock, par value $.01 per share, of OSI ("OSI Common Stock") are entering into an agreement providing for certain matters with respect to their shares of OSI Common Stock (the "Stockholders Agreement"), a copy of which is attached hereto as Exhibit A;

            WHEREAS, the Board of Directors of OSI has approved the terms of the Stockholders Agreement; and

            WHEREAS, concurrently with the execution hereof, the controlling stockholder of Infinity, CBS Broadcasting, Inc., is entering into an agreement to vote in favor of the issuance of shares of Class A Common Stock, par value $.01 per share, of Infinity ("Infinity Common Stock") in connection with the Merger (the "Infinity Voting Agreement"), a copy of which is attached hereto as Exhibit B.

            WHEREAS, Infinity, Burma Acquisition and OSI desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

            NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements herein contained, Infinity, Burma Acquisition and OSI hereby agree as follows:
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                                    ARTICLE 1

                                   THE MERGER

      1.1 The Merger. At the Effective Time (as defined in Section 1.2), upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL"), Burma Acquisition shall be merged with and into OSI (the "Merger"). Following the Merger, OSI shall continue as the surviving corporation (the "Surviving Corporation") and shall continue its corporate existence under the DGCL, and the separate corporate existence of Burma Acquisition shall cease.

      1.2 Effective Time. Subject to the provisions of this Agreement, Infinity, Burma Acquisition and OSI shall cause the Merger to be consummated by filing a certificate of merger complying with the DGCL with the Secretary of State of the State of Delaware as soon as practicable on or after the Closing Date (as defined in Section 1.3). The Merger shall become effective upon the later of such filing or at such time thereafter as is provided in such certificate of merger (the "Effective Time").

      1.3 Closing of the Merger. The closing of the Merger (the "Closing") will take place at a time and on a date (the "Closing Date") to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions), at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, unless another time, date or place is agreed to in writing by the parties hereto.

      1.4 Effects of the Merger. The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, immunities, powers and franchises of Burma Acquisition and OSI shall vest in the Surviving Corporation, and all debts, liabilities, obligations and duties of Burma Acquisition and OSI shall become the debts, liabilities, obligations and duties of the Surviving Corporation.

      1.5 Certificate of Incorporation and Bylaws of the Surviving Corporation. The Certificate of Incorporation of Burma Acquisition in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation, until amended in accordance with such Certificate of Incorporation and the DGCL. The Bylaws of Burma Acquisition in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, until amended in accordance with such Bylaws and the DGCL.

      1.6 Directors of the Surviving Corporation. The directors of Burma Acquisition immediately prior to the Effective Time, who are identified on
Section 1.6 of the Disclosure Schedule previously delivered by Infinity to OSI (the "Infinity Disclosure


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Schedule"), shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until such director's successor is duly elected or appointed and qualified or until their earlier death, resignation or removal.

      1.7 Officers of the Surviving Corporation. The officers of Burma Acquisition immediately prior to the Effective Time, who are identified on
Section 1.7 of the Infinity Disclosure Schedule, shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until such officer's successor is duly elected or appointed and qualified or until their earlier death, resignation or removal.

                                    ARTICLE 2

                   CONVERSION OF SHARES; MERGER CONSIDERATION

      2.1 Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of any of the parties hereto or their respective stockholders:

            (a) Common Stock of Burma Acquisition. Each share of common stock, par value $.01 per share, of Burma Acquisition issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and non-assessable share of common stock, par value $.01 per share, of the Surviving Corporation.

            (b) Common Stock of OSI. Each share of OSI Common Stock issued and outstanding immediately prior to the Effective Time (each, a "Share"), other than Shares to be cancelled in accordance with Section 2.1(c), shall be converted into the right to receive 1.25 fully paid and non-assessable shares (the "Exchange Ratio") of Infinity Common Stock (all such shares of Infinity Common Stock issued, together with any cash in lieu of fractional shares of Infinity Common Stock to be paid pursuant to Section 2.2(f), being referred to as the "Merger Consideration"), and shall cease to be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate previously evidencing any such Shares (each, a "Certificate") shall cease to have any rights with respect thereto, except the right to receive, upon the surrender of such Certificate in accordance with the provisions of Section 2.2, the Merger Consideration with respect to the Shares previously evidenced by such Certificate.

            (c) Cancellation of Treasury Shares and Infinity-Owned Shares. Each Share that is owned by OSI, Infinity or Burma Acquisition shall automatically be cancelled and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor.


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      2.2 Exchange Fund.

            (a) Letter of Transmittal . As soon as reasonably practicable after the Effective Time, a bank or trust company to be designated by Infinity (the "Exchange Agent") shall mail to each holder of record of Shares immediately prior to the Effective Time (excluding any Shares to be cancelled pursuant to Section 2.1(c)) (i) a letter of transmittal (the "Letter of Transmittal") which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of such Certificates to the Exchange Agent and shall be in such form and have such other provisions as Infinity shall reasonably specify and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration with respect to the Shares formerly represented thereby.

            (b) Deposit of Merger Consideration. Promptly after the Effective Time, Infinity shall deposit with the Exchange Agent, for the benefit of the holders of Shares for exchange in accordance with this Article 2, certificates or other evidence representing the shares of Infinity Common Stock issuable pursuant to Section 2.1(b). Infinity agrees to make available to the Exchange Agent from time to time as needed, cash sufficient to pay cash in lieu of fractional shares pursuant to Section 2.2(f) and any dividends or other distributions pursuant to Section 2.2(e). Any cash and certificates or other evidence representing shares of Infinity Common Stock deposited with the Exchange Agent shall hereinafter be referred to as the "Exchange Fund."

            (c) Surrender of Certificates. Upon surrender of a Certificate to the Exchange Agent, together with the Letter of Transmittal, duly executed, and such other documents as Infinity or the Exchange Agent shall reasonably request, the holder of such Certificate shall be entitled to receive in exchange therefor, (i) certificates or other evidence representing the number of whole shares of Infinity Common Stock which such Holder has the right to receive pursuant to Section 2.1(b), (ii) any cash in lieu of fractional shares of Infinity Common Stock pursuant to Section 2.2(f) and (iii) any dividends or other distributions pursuant to Section 2.2(e) (in each case without interest and less the amount of any required withholding Taxes, if any, in accordance with Section 2.2(i)).

            (d) Rules Governing Exchange. Infinity, in consultation with OSI prior to the Effective Time, shall have the right to make reasonable rules, not inconsistent with the terms of this Agreement, governing the issuance and delivery of certificates for, or other evidence of, shares of Infinity Common Stock.

            (e) Distributions With Respect to Unexchanged Shares of Infinity Common Stock. The shares of Infinity Common Stock issuable pursuant to Section 2.1(b) shall be deemed to have been issued at the Effective Time for purposes of entitlement to dividends or other distributions declared, if any, after the Effective Time. No dividends or other distributions with respect to shares of Infinity Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered


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Certificate with respect to the shares of Infinity Common Stock such holder is entitled to receive until such Certificate is surrendered by such holder.

            (f) Fractional Shares. No scrip or fractional share certificate for Infinity Common Stock will be issued upon the surrender of Certificates, and an outstanding fractional share interest will not entitle the owner thereof to vote, to receive dividends or to any rights of a stockholder of Infinity with respect to such fractional share interest. In lieu of the issuance of fractional shares, Infinity shall pay to the Exchange Agent an amount sufficient for the Exchange Agent to pay each holder of Shares an amount in cash equal to the product obtained by multiplying (i) the fractional share interest to which such holder would otherwise be entitled (after taking into account all Shares held at the Effective Time by such holder) by (ii) the closing price for a share of Infinity Common Stock on the NYSE Composite Transaction Tape on the first trading day immediately following the Effective Time.

            (g) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the former holders of Shares for six (6) months after the Effective Time shall be delivered to Infinity, upon demand, and any former holders of Shares who have not theretofore complied with this Article 2 shall thereafter look only to Infinity for the Merger Consideration to which they are entitled pursuant to this Article 2.

            (h) No Liability. None of Infinity, Burma Acquisition, OSI or the Surviving Corporation shall be liable to any former holder of Shares for any Merger Consideration from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law (as defined in Section 3.6).

            (i) Withholding Rights. Infinity, the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold, from the consideration otherwise payable pursuant to this Agreement to any former holder of Shares, such amounts as Infinity, the Surviving Corporation, OSI (or any subsidiary thereof) or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld by Infinity, the Surviving Corporation or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the former holder of the Shares in respect of which such deduction and withholding was made by Infinity, the Surviving Corporation or the Exchange Agent.

            (j) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect to the


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Shares formerly represented thereby and any unpaid dividends and distributions on shares of Infinity Common Stock deliverable in respect thereof pursuant to
Section 2.2(e).

            (k) Stock Transfer Books. The stock transfer books of OSI shall be closed immediately upon the Effective Time and there shall be no further registration of transfers of Shares thereafter on the records of OSI.

            (l) Affiliates. Notwithstanding anything to the contrary herein, no shares of Infinity Common Stock or cash shall be delivered to a person who may be deemed an OSI Affiliate in accordance with Section 5.14, until such person has executed and delivered to Infinity the written agreement contemplated by
Section 5.14.

      2.3 Stock Options.

            (a) Infinity and OSI shall take such actions as are necessary to provide that at the Effective Time each outstanding OSI Stock Option (as defined in Section 3.2(a)) shall be adjusted in accordance with the terms thereof to be exercisable to purchase or, with respect to incentive stock awards, payable in, shares of Infinity Common Stock, as provided below. Following the Effective Time, each OSI Stock Option shall continue to have, and shall be subject to, the same terms and conditions (including transfer restrictions) set forth in the OSI Option Plans (as defined in Section 3.2(a)) or any other agreement pursuant to which such OSI Stock Option was subject immediately prior to the Effective Time, except that (i) each OSI Stock Option shall be exercisable or payable for that number of shares of Infinity Common Stock equal to the product of (x) the aggregate number of shares of OSI Common Stock for which such OSI Stock Option was exercisable or payable and (y) the Exchange Ratio, rounded up to the nearest whole share, if necessary, and (ii) except with respect to incentive stock awards, which have no exercise price, the per share exercise price of such OSI Stock Option shall be the exercise price immediately prior to the Effective Time divided by the Exchange Ratio (rounded up to the nearest whole cent). The adjustments provided herein to any options which are incentive stock options (as defined in Section 422 of the Code) shall be effected in a manner consistent with Section 424(a) of the Code.

            (b) As soon as practicable after the Effective Time, Infinity shall deliver to the holders of OSI Stock Options appropriate notices setting forth such holders' rights pursuant to the respective OSI Option Plans and the agreements evidencing the grants of such OSI Stock Options and that such OSI Stock Options and agreements shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 2.3) after giving effect to the Merger and the provisions set forth above. Infinity shall comply with the terms of the OSI Option Plans.

            (c) Infinity shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Infinity Common Stock for delivery upon exercise of OSI Stock Options. Infinity shall file a registration statement on Form S-8 as of or prior to the Effective Time with respect to the shares of Infinity Common Stock subject to OSI Stock Options and shall use commercially reasonable efforts to maintain the effectiveness


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
of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

                                    ARTICLE 3

                      REPRESENTATIONS AND WARRANTIES OF OSI

            OSI hereby represents and warrants to each of Infinity and Burma Acquisition as follows:

      3.1 Organization and Qualification; Subsidiaries.

            (a) OSI and each of its subsidiaries (as defined in Section 3.1(b)) is a corporation or legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization and has all requisite corporate, partnership or similar power and authority to own, lease and operate its properties and to carry on its businesses as now conducted and proposed by OSI to be conducted, except in such jurisdictions, where the failure to be so duly qualified and in good standing has not had and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined in Section 8.11(d)) on OSI.

            (b) Except as set forth in Section 3.1(b) of the Disclosure Schedule previously delivered by OSI to Infinity (the "OSI Disclosure Schedule"), OSI has no subsidiaries and does not own, directly or indirectly, beneficially or of record, any shares of capital stock or other security of any other entity or any other material investment in any other entity (excluding interests in partnerships or joint ventures owning five (5) or fewer outdoor advertising displays ("Sign Partnerships")). The term "subsidiary" means, when used with reference to any entity, any corporation or other organization, whether incorporated or unincorporated, (i) of which such party or any other subsidiary of such party is a general or managing partner or managing member, (ii) the outstanding voting securities or interests of which, having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization, are directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries, or (iii) more than fifty percent (50%) of the value of the outstanding equity securities or interests (including membership interests) of which are owned directly or indirectly by such party, but excluding Sign Partnerships.

            (c) OSI and each of its subsidiaries is duly qualified and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except in such jurisdictions where the failure to be so duly qualified and in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on OSI.


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
            (d) OSI has heretofore delivered or made available to Infinity accurate and complete copies of the articles or certificate of incorporation and by-laws, or other similar organizational documents, as currently in effect, of OSI and each of its subsidiaries.

      3.2 Capitalization of OSI and Its Subsidiaries.

            (a) The authorized capital stock of OSI consists of: (i) 600,000,000 shares of OSI Common Stock, of which, as of May 24, 1999, 184,701,675 shares were issued and outstanding and 36,235,206 shares were held in treasury and (ii) 12,000,000 shares of Preferred Stock, par value $1.00 per share, no shares of which are issued and outstanding. All of the issued and outstanding shares of OSI Common Stock have been validly issued, and are fully paid, nonassessable and free of preemptive rights. As of May 24, 1999, 23,810,486 shares of OSI Common Stock were reserved for issuance and issuable upon or otherwise deliverable in connection with the exercise of outstanding options and incentive stock awards granted by OSI to purchase shares of OSI Common Stock (such options and awards being referred to collectively as the "OSI Stock Options") issued pursuant to the OSI stock option plans and agreements listed in Section 3.2(a) of the OSI Disclosure Schedule (the "OSI Option Plans"). Since March 31, 1999, no shares of OSI's capital stock have been issued other than pursuant to the exercise of OSI Stock Options already in existence on such date and, since March 31, 1999, no OSI Stock Options have been granted. Section 3.2(a) of the OSI Disclosure Schedule sets forth a complete and correct list of all holders of OSI Stock Options, including such person's name, the number of OSI Stock Options held by such person and the exercise price for each such OSI Stock Option. Except as set forth above in this Section 3.2(a), as of the date hereof, there are outstanding
(i) no shares of capital stock or other voting securities of OSI, (ii) no securities of OSI or its subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of OSI, (iii) no options or other rights to acquire from OSI or its subsidiaries, and no obligations of OSI or its subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of OSI, and (iv) no equity equivalents, or interests in the ownership or earnings, of OSI or its subsidiaries or other similar rights (including stock appreciation rights but excluding interests in Sign Partnerships) (collectively, "OSI Securities"). There are no outstanding obligations of OSI or its subsidiaries to repurchase, redeem or otherwise acquire any OSI Securities. All OSI Stock Options, except incentive stock awards, had an exercise price equal to the fair market value of the underlying shares of OSI Common Stock as of the date of grant. Except as set forth in Section 3.2(a) of the OSI Disclosure Schedule, there are no shareholder agreements, voting trusts or other agreements or understandings to which OSI is a party or to which it is bound relating to the voting or disposition of any shares of capital stock of OSI.

            (b) Except as set forth in Section 3.2(b) of the OSI Disclosure Schedule, all of the outstanding capital stock of OSI's subsidiaries is owned by OSI, directly or indirectly, free and clear of any Lien (as defined below) or any other limitation or restriction (including any restriction on the right to vote or sell the same, except as may be provided as a matter of Law). There are no securities of OSI or its subsidiaries convertible into or exchangeable for, no options or other rights to acquire from OSI or its subsidiaries, and no other contract, understanding, arrangement or obligation (whether or not contingent) providing for the issuance or sale, directly or indirectly of, any capital stock or other ownership interests in, or any other securities of, any subsidiary of OSI. There are no outstanding contractual obligations of OSI or its subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in any subsidiary of OSI. For purposes of this Agreement, "Lien" means, with respect to any asset (including, without limitation, any security), any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

      3.3 Authority Relative to This Agreement.

            (a) OSI has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and by the Stockholders' Agreement have been duly and validly authorized and approved by the Board of Directors of OSI (the "OSI Board") and no other corporate proceedings on the part of OSI are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the approval and adoption of this Agreement by the holders of a majority of the then outstanding shares of OSI Common Stock). This Agreement has been duly and validly executed and delivered by OSI and constitutes a valid, legal and binding agreement of OSI, enforceable against OSI in accordance with its terms.

            (b) The OSI Board has, by unanimous vote of those present (who constituted 100% of the directors then in office), duly and validly approved, and taken all corporate actions required to be taken by the OSI Board for, the consummation of the transactions, including the Merger, contemplated hereby and has resolved (i) to deem this Agreement and the transactions contemplated hereby, including the Merger, taken together, advisable and fair to, and in the best interests of, OSI and its stockholders, (ii) to recommend that the stockholders of OSI approve and adopt this Agreement and (iii) to approve the Stockholders Agreement.

            (c) The OSI Board has directed that this Agreement be submitted to the stockholders of OSI for their approval at a meeting to be held for that purpose. The affirmative vote of the holders of a majority of the voting stock of OSI (which is comprised solely of OSI Common Stock) is the only vote of the holders of any class or series of capital stock of OSI necessary to adopt this Agreement and approve the transactions contemplated hereby, including the Merger (the "OSI Requisite Vote"). No other vote of the stockholders of OSI is required by Law, the certificate of incorporation or bylaws of OSI or otherwise in order for OSI to approve and adopt this Agreement or to consummate the transactions contemplated hereby.

      3.4 SEC Reports; Financial Statements; No Undisclosed Liabilities.

            (a) OSI has filed all required forms, reports and documents with the Securities and Exchange Commission (the "SEC") since January 1, 1997 (the "OSI SEC

Reports"), each of which has complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), each as in effect on the dates such forms, reports and documents were filed. None of the OSI SEC Reports, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of OSI included in the OSI SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect on the dates such OSI SEC Reports were filed, and fairly present, in all material respects and in conformity with United States generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of OSI and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments which are not expected to be material).

            (b) Except as and to the extent disclosed or reflected in the OSI SEC Reports filed prior to the date hereof (the "Filed OSI SEC Reports"), neither OSI nor any of its subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, whether due or to become due or asserted or unasserted, which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on OSI.

            (c) OSI has made available to Infinity a complete and correct copy of any material amendments or modifications, which have not yet been filed with the SEC, to agreements, documents or other instruments which previously had been filed by OSI with the SEC pursuant to the Exchange Act.

      3.5 Information Supplied.

            (a) None of the information supplied or to be supplied by OSI for inclusion or incorporation by reference in the registration statement on Form S-4 to be filed with the SEC by Infinity in connection with the issuance of shares of Infinity Common Stock in the Merger, including the prospectus contained therein and any amendment thereof or supplement thereto (the "S-4"), will, at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Effective Time, any event with respect to OSI, its officers and directors or any of its subsidiaries should occur which is required to be described in the S-4 (or an amendment or supplement thereto), OSI shall promptly so advise Infinity.

            (b) The proxy statement relating to the meeting of OSI's stockholders to be held in connection with the Merger, including any amendment thereof or supplement thereto (the "Proxy Statement"), will not, at the date mailed to stockholders of OSI and at the time of the meeting of stockholders of OSI to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder.

      3.6 Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, state securities or blue sky Laws, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Investment Canada Act (the "Canada Act"), the Comision Federal de Competencia of Mexico, the filing and recordation of a certificate of merger as required by the DGCL, and as otherwise set forth in
Section 3.6 of the OSI Disclosure Schedule (collectively, the "OSI Required Approvals"), no filing with or notice to, and no permit, authorization, consent or approval of, any court or tribunal or administrative, governmental or regulatory body, agency or authority (a "Governmental Entity") is necessary for the execution and delivery by OSI of this Agreement or the consummation by OSI of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on OSI. Subject to obtaining the OSI Required Approvals, neither the execution, delivery and performance of this Agreement by OSI nor the consummation by OSI of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective certificate or articles of incorporation or bylaws (or similar governing documents) of OSI or any of its subsidiaries, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which OSI or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound except the CIBC Credit Documents and the OSI Indentures (as hereinafter defined), or (iii) violate any order, writ, injunction, decree, Law, statute, rule or regulation (a "Law") applicable to OSI or any of its subsidiaries or any of their respective properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on OSI. No rights of first refusal or first offer, preemptive rights or similar rights of participation are applicable to the transactions contemplated by this Agreement or the Stockholders Agreement.

            For the purposes of this Agreement, (i) "CIBC Credit Documents" means the Fifth Amended and Restated Credit Agreement dated as of August 15, 1997, among

OSI, Mediacom, Inc., the several banks and other financial institutions thereto and CIBC, as subsequently amended from time to time, and the notes, agreements and other instruments referenced therein and (ii) "OSI Indentures" means the Indentures dated October 15, 1996 and June 23, 1997, respectively, each among OSI, its United States subsidiaries and the Bank of New York as trustee, relating to the 9 3/8% Senior Subordinated Notes due 2006 and the 8 7/8% Senior Subordinated Notes due 2007, including all supplements thereto.

      3.7 No Default. None of OSI or its subsidiaries is in default or violation (and no event has occurred which with or without due notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (i) its certificate or articles of incorporation or bylaws (or similar governing documents), (ii) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which OSI or any of its subsidiaries is now a party or by which any of them or any of their respective properties or assets may be bound or (iii) any order, writ, injunction, decree, Law, statute, rule or regulation applicable to OSI, its subsidiaries or any of their respective properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults (x) arising under the CIBC Credit Documents or under the OSI Indentures, absent the consent of CIBC and other lenders under the CIBC Credit Documents, from the consummation of the transactions contemplated herein and from the obligations arising under the OSI Indentures resulting from such consummation or (y) which do not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on OSI.

      3.8 Absence of Changes. Except as and to the extent disclosed by OSI in the Filed OSI SEC Reports or as disclosed in Section 3.8 of the OSI Disclosure Schedule, from January 1, 1999 through the date of this Agreement, OSI and its subsidiaries have conducted their business in the ordinary and usual course consistent with past practice and there has not been:

            (a) any event, change, occurrence, development or state of circumstances or facts which does or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on OSI;

            (b) any issuance, sale or delivery, or commitment to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or equity equivalents (including, without limitation, any stock options or stock appreciation rights), except for the issuance or sale of shares of OSI Common Stock pursuant to outstanding options granted prior to January 1, 1999 under the OSI Option Plans;

            (c) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of OSI, or any repurchase redemption or other acquisition by OSI or any subsidiary of any OSI Securities;

            (d) any amendment of any term of any outstanding security of OSI or any subsidiary;

            (e) (i) any incurrence or assumption by OSI or any subsidiary of any indebtedness for borrowed money other than in the ordinary course of business consistent with past practice or (ii) any guarantee, endorsement or other incurrence or assumption of liability (whether directly, contingently or otherwise) by OSI or any subsidiary for the obligations of any other person (other than any wholly owned subsidiary of OSI, or OSI, with respect to its subsidiaries), other than in the ordinary course of business consistent with past practice;

            (f) any creation or assumption by OSI or any subsidiary of any Lien of any kind or nature whatsoever on any asset of OSI or any subsidiary other than (i) in the ordinary course of business consistent with past practice and
(ii) Liens which have not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on OSI;

            (g) any making of any loan, advance or capital contribution to or investment in any person by OSI or any subsidiary other than (i) loans, advances or capital contributions to or investments in wholly owned subsidiaries of OSI or (ii) loans or advances to employees of OSI or any subsidiary made in the ordinary course of business consistent with past practice;

            (h) (i) any contract or agreement entered into by OSI or any subsidiary relating to any material acquisition or disposition of any assets or business or (ii) any modification, amendment, assignment, termination or relinquishment by OSI or any subsidiary of any contract, license or other right (including any insurance policy naming it as a beneficiary or a loss payee) that does or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on OSI, other than, in the case of (i) and (ii), transactions, commitments, contracts or agreements (A) in the ordinary course of business consistent with past practice, or (B) which have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on OSI;

            (i) any material change in any method of accounting or accounting principles or practice (for financial accounting or tax purposes) by OSI or any subsidiary, except for any such change required by reason of a change in GAAP;

            (j) any (i) grant of any severance or termination pay to any director, officer or employee of OSI or any of its subsidiaries, other than grants of severance or termination pay to employees (but not officers or directors) in the ordinary course of business consistent with past practice;
(ii) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of OSI or any of its subsidiaries; (iii) increase in benefits payable under any existing severance or termination pay policies or employment agreements; or (iv) increase in compensation, bonus or other benefits payable to directors, officers or employees of OSI or any of its subsidiaries other than, in the case of clause (iv) only, increases in compensation, bonus or other benefits payable to employees of OSI or any of its subsidiaries in the ordinary and usual course of business consistent with past practice or merit increases in salaries of employees at regularly scheduled times in customary amounts consistent with past practices;

            (k) any action or proceeding commenced, threatened or proposed, to condemn or take by eminent domain or other governmental action any real or personal property owned or used by OSI and its subsidiaries, other than such actions or proceedings that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on OSI; or

            (l) any permanent removal (or any written demand or request for permanent removal) of any outdoor advertising display owned or used by OSI and its subsidiaries, other than such removals that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on OSI.

      3.9 Litigation. Except as disclosed by OSI in the Filed OSI SEC Reports or as disclosed in Section 3.9 of the OSI Disclosure Schedule, (i) there is no material suit, claim, action, proceeding or investigation pending or, to the knowledge of OSI, threatened against OSI or any of its subsidiaries or any of their respective properties or assets and (ii) none of OSI or its subsidiaries is subject to any outstanding material judgment, order, writ, injunction or decree.

      3.10 Compliance with Applicable Law. Except as disclosed by OSI in the Filed OSI SEC Reports and for failures which do not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on OSI, (i) OSI and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses, including, without limitation, for the installation, maintenance and operation of advertising displays (the "OSI Permits"), (ii) OSI and its subsidiaries are in compliance with the terms of the OSI Permits, (iii) the businesses of OSI and its subsidiaries are not being conducted in violation of any Law, including, without limitation, all such Laws, ordinances and regulations relating to zoning, land use and billboard operations and content, and (iv) no investigation or review by any Governmental Entity with respect to OSI or its subsidiaries is pending or, to the knowledge of OSI, threatened, nor, to the knowledge of OSI, has any Governmental Entity indicated in writing an intention to conduct the same. No representation or warranty is made in this Section 3.10 with respect to Environmental Laws (as defined in Section 3.13(a)).

      3.11 Employee Plans.

            (a) Section 3.11(a) of the OSI Disclosure Schedule lists all "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and lists by country (whether or not covered by

ERISA) all other employee benefit plans or other benefit arrangements, including but not limited to all bonus and other incentive compensation, deferred compensation, disability, retention, salary continuation, stock and stock-related award, stock option, stock purchase, or workers' compensation agreements, plans, policies and arrangements which OSI or any of its subsidiaries maintains, is a party to, contributed to or has any obligation to or liability for in respect of current or former employees and directors, whether domestic or international (each, a "OSI Employee Benefit Plan" and collectively, the "OSI Employee Benefit Plans"). None of OSI Employee Benefit Plans other than a "multiemployer plan" (within the meaning of Section 3(37) of ERISA) is subject to Title IV of ERISA. OSI has no severance plans.

            (b) True, correct and complete copies of the following documents, which are correct and complete in all material respects, with respect to each of the OSI Employee Benefit Plans (other than a multiemployer plan), have been made available to Infinity for review prior to the date hereof, to the extent applicable: (i) any plans, all material amendments thereto and related trust documents, and amendments thereto, (ii) the most recent Forms 5500 and all schedules thereto and the most recent actuarial report, if any, (iii) the most recent IRS determination letter, (iv) summary plan descriptions, (v) material written communications to employees relating to the OSI Employee Benefit Plans,
(vi) written descriptions of all material non-written agreements relating to the OSI Employee Benefit Plans and (vii) sample loan documents for the 401(k) plan.

            (c) Except as would not, individually or in the aggregate, have a Material Adverse Effect on OSI, (i) all payments required to be made by or under any OSI Employee Benefit Plan, any related trusts, insurance policies or ancillary agreements, or any collective bargaining agreement have been timely made, (ii) OSI and its subsidiaries have performed all obligations required to be performed by them under any OSI Employee Benefit Plan, (iii) the OSI Employee Benefit Plans have been administered and are in compliance in all respects with their terms and the requirements of ERISA, the Code and other applicable Laws,
(iv) there are no actions, suits, arbitrations or claims (other than routine claims for benefits) pending or, to the knowledge of OSI, threatened with respect to any OSI Employee Benefit Plan and (v) there are no audits, investigations or other inquiries pending or threatened by the IRS or the Department of Labor with respect to any OSI Employee Benefit Plan.

            (d) Except as set forth in Section 3.11(d) of the OSI Disclosure Schedule, each OSI Employee Benefit Plan and its related trust which are intended to be "qualified" within the meaning of Sections 401(a) and 501(a) of the Code, respectively, have been determined by the Internal Revenue Service to be so "qualified" under such Sections, as amended by the Tax Reform Act of 1986, and OSI knows of no fact which would adversely affect the qualified status of any such OSI Employee Benefit Plan and its related trust.

            (e) Except as set forth in Section 3.11(e) of the OSI Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will solely, or in connection with any other event, (i) increase any benefits otherwise payable under any OSI Employee Benefit Plan, or (ii) result in the acceleration of the time of payment or vesting of any such benefits. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in any payment becoming due, or increase the compensation due, to any current or former employee or director of OSI or any of its subsidiaries.

            (f) Except as set forth in Section 3.11(f) of the OSI Disclosure Schedule, none of the OSI Employee Benefit Plans provides for post-employment life or health insurance, benefits or coverage for any participant or any beneficiary of a participant, except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or as may be offered as individual conversion rights.

            (g) There is no litigation or administrative or other proceeding involving any OSI Employee Benefit Plan nor has OSI or any of its subsidiaries received notice that any such proceeding is threatened, in each case that would have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on OSI. Neither OSI nor any of its subsidiaries has incurred, nor, to OSI's knowledge, assuming a withdrawal as of the Effective Time, would be likely to incur any withdrawal liability with respect to any "multiemployer plan" (within the meaning of section 3(37) of ERISA) which remains unsatisfied in an amount which would have a Material Adverse Effect on OSI. The termination of, or withdrawal from, any multiemployer plan to which OSI or any of its subsidiaries contributes, on or prior to the Effective Time, will not subject OSI or any of its subsidiaries to any liability under Title IV of ERISA that would have a Material Adverse Effect on OSI.

      3.12 Labor and Employment Matters.

            (a) Section 3.12(a) of the OSI Disclosure Schedule sets forth a list of all labor or collective bargaining agreements to which OSI or any subsidiary of OSI is party and all employment or severance compensation agreements with respect to employees receiving annual compensation in excess of $100,000. Except as set forth in Section 3.12(a) of the OSI Disclosure Schedule, (i) there are no labor or collective bargaining agreements which pertain to employees of OSI or its subsidiaries, there are no employment or severance agreements with respect to employees of OSI or its subsidiaries receiving annual compensation in excess of $100,000 and (ii) neither OSI nor any of its subsidiaries is a party to or bound by any agreement with any employee or consultant pursuant to which such person would be entitled to receive any additional compensation or an accelerated payment of compensation as a result of the (x) consummation of the transactions contemplated hereby or (y) the termination of such employment or consulting following such consummation. OSI has heretofore made available to Infinity true and complete copies of the agreements listed on Section 3.12(a) of the OSI Disclosure Schedule, together with all amendments, modifications, supplements and side letters affecting the duties, rights and obligations of any party thereunder.

            (b) Except as set forth in Section 3.12(b) of the OSI Disclosure Schedule, no employees of OSI or any of its subsidiaries are represented by any labor organization. No labor organization or group of employees of OSI or any of its subsidiaries has made a pending demand for recognition or certification; and, to OSI's knowledge, there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. To OSI's knowledge, there are no organizing activities involving OSI or its subsidiaries pending with any labor organization or group of employees of OSI or any of its subsidiaries.

            (c) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on OSI,

                  (i) there are no unfair labor practice charges, grievances or complaints pending or threatened in writing by or on behalf of any employee or group of employees of OSI or its subsidiaries;

                  (ii) there are no complaints, charges or claims against OSI or its subsidiaries pending, or threatened in writing to be brought or filed, with any Governmental Entity or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any individual by OSI or its subsidiaries; and

                  (iii) OSI and each of its subsidiaries is in compliance with all Laws relating to the employment of labor, including all such Laws and orders relating to wages, hours, collective bargaining, discrimination, civil rights, safety and health workers' compensation and the collection and payment of withholding and/or Social Security Taxes and similar Taxes. OSI and each of its subsidiaries has complied with the Workers Adjustment and Retraining Notification Act (or any similar state or local law) and has not incurred any liabilities or obligations in connection therewith which remain outstanding.

      3.13 Environmental Matters.

            (a) As used in this Agreement:

                  (i) "Environmental Costs and Liabilities" means any and all losses, liabilities, obligations, damages (including compensatory, punitive and consequential damages), fines, penalties, judgments, actions, claims, costs and expenses (including, without limitation, fees, disbursements and expenses of legal counsel, experts, engineers and consultants and the costs of investigation and feasibility studies and clean up, remove, treat, or in any other way address any Hazardous Materials (as hereinafter defined)) arising from, under or pursuant to any Environmental Law (as hereinafter defined);

                  (ii) "Environmental Law" means any applicable federal, state, local or foreign Law (including common Law), statute, rule, regulation, ordinance, decree or other legal requirement relating to the protection of natural resources, the environment and public and employee health and safety or pollution or the release or exposure to Hazardous Materials (as hereinafter defined) and shall include, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA") (42 U.S.C. Section 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Clean Water Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (33 U.S.C.
      Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 7401 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.) ("OSHA") and the regulations promulgated pursuant thereto, and any such applicable state or local statutes, and the regulations promulgated pursuant thereto, as such Laws have been and may be amended or supplemented through the Closing Date;

                  (iii) "Hazardous Material" means any substance, material or waste which is regulated, classified or otherwise characterized as hazardous, toxic, pollutant, contaminant or words of similar meaning or regulatory effect by any Governmental Entity or the United States, and includes, without limitation, petroleum, petroleum by-products and wastes, asbestos and polychlorinated biphenyls;

                  (iv) "Release" means any release, spill, effluent, emission, leaking pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration into the indoor or outdoor environment, or into or out of any property owned, operated or leased by the applicable party or its subsidiaries; and

                  (v) "Remedial Action" means all actions, including, without limitation, any capital expenditures, required by a Governmental Entity or required under or taken pursuant to any Environmental Law, or voluntarily undertaken to (A) clean up, remove, treat, or in any other way, ameliorate or address any Hazardous Materials or other substance in the indoor or outdoor environment; (B) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not endanger or threaten to endanger the public health or welfare of the indoor or outdoor environment; (C) perform pre-remedial studies and investigations or post-remedial monitoring and care pertaining or relating to a Release; or (D) bring the applicable party into compliance with any Environmental Law.

            (b) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on OSI, or as set forth in Section 3.13 of the OSI Disclosure Schedule:

                  (i) The operations of OSI and its subsidiaries have been and, as of the Closing Date, will be, in compliance with all Environmental Laws, except for noncompliance that does not and would not reasonably be expected to result in OSI and its subsidiaries incurring Environmental Costs and Liabilities, and OSI is not aware of any facts, circumstances or conditions, which without significant capital expenditures, would prevent compliance in the future;

                  (ii) OSI and its subsidiaries have obtained and will, as of the Closing Date, maintain all permits, authorizations, licenses or similar approvals required under applicable Environmental Laws for the continued operations of their respective businesses;

                  (iii) OSI and its subsidiaries are not subject to any outstanding written orders or contracts with any Governmental Entity or other person respecting (A) Environmental Laws, (B) Remedial Action or (C) any Release or threatened Release of a Hazardous Material;

                  (iv) OSI and its subsidiaries have not received any written communication alleging, with respect to any such party, the violation of or liabilities (real or potential), under any Environmental Law;

                  (v) Neither OSI nor any of its subsidiaries has any contingent liability in connection with the Release of any Hazardous Material (whether on-site or off-site);

                  (vi) Except in compliance with Environmental Law, the operations of OSI or its subsidiaries do not involve the generation, transportation, treatment, storage or disposal of hazardous waste, as defined and regulated under 40 C.F.R. Parts 260-270 (in effect as of the date of this Agreement) or any state equivalent;

                  (vii) Except in compliance with Environmental Law, there is not now, nor to OSI's knowledge, has there been in the past, on or in any property of the Company or its subsidiaries any of the following: (A) any underground storage tanks (except those which have completed or are presently undergoing remediation) or surface impoundments, (B) any asbestos-containing materials, or (C) any polychlorinated biphenyls; and

                  (viii) No judicial or administrative proceedings are pending or, to OSI's knowledge, threatened against OSI and its subsidiaries alleging the violation of or seeking to impose liability pursuant to any Environmental Law and there are no investigations pending or, to OSI's knowledge, threatened against OSI or any of its subsidiaries under Environmental Laws.

            (c) None of the exceptions set forth in Section 3.13 of the OSI Disclosure Schedule are reasonably likely to result in OSI and its subsidiaries incurring Environmental Costs and Liabilities which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on OSI.

            (d) OSI has made available to Infinity copies of all environmentally related assessments, audits, investigations, sampling or similar reports relating to OSI or its subsidiaries or any real property currently or formerly owned, operated or leased by or for OSI and its subsidiaries.

      3.14 Taxes. Except as disclosed in Section 3.14 of the OSI Disclosure
Schedule:

            (a) Each of OSI and its subsidiaries has timely filed, or has caused to be timely filed on its behalf (taking into account any extension of time within which to file), all Tax Returns (as hereinafter defined) required to be filed by it, and all such filed Tax Returns are true, complete and accurate, except for any failure to file any Tax Return or for any inaccuracy with respect to any Tax Return that has been filed which would not have, individually or in the aggregate, a Material Adverse Effect on OSI. All Taxes shown to be due on such Tax Returns have been timely paid.

            (b) The most recent financial statements contained in the OSI SEC Reports reflect an adequate reserve for all Taxes payable by OSI and its subsidiaries for all Taxable periods and portions thereof through the date of such financial statements. To the best knowledge of OSI, no deficiency in excess of $100,000 with respect to Taxes has been proposed, asserted or assessed against OSI or any subsidiary of OSI. No material liens for Taxes exist with respect to any asset of OSI or any subsidiary of OSI, except for statutory liens for Taxes not yet due.

            (c) The Federal income Tax Returns of OSI and each subsidiary of OSI have been examined by and settled with the United States Internal Revenue Service (or the applicable statute of limitations has expired) for all years through 1994, and the material state income and franchise Tax Returns and the foreign Tax Returns of OSI and each subsidiary have been examined by and settled with the applicable Tax authorities for the years specified in Section 3.14(c) of the OSI Disclosure Schedule. All assessments for Taxes due with respect to such completed and settled examinations or any concluded litigation have been fully paid.

            (d) Neither OSI nor any subsidiary of OSI has any obligation under any agreement (either with any person or any Tax authority) with respect to Taxes, except for any agreements which would not have, individually or in the aggregate, a Material Adverse Effect on OSI.

            (e) Neither OSI nor any subsidiary of OSI has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for Tax-free treatment under Section 355 of the Code.

            (f) No audit or other administrative or court proceedings in which the total proposed adjustments to net income exceed $300,000 are pending with respect to Federal, state or foreign income or franchise Taxes of OSI or any subsidiary of OSI and no written notice thereof has been received.

            (g) No claim in writing has been made by a Tax authority in a jurisdiction where neither OSI nor any subsidiary of OSI files Tax Returns that OSI or any subsidiary is or may be subject to taxation in that jurisdiction.

            (h) Neither OSI nor any subsidiary of OSI is a party to any contract, agreement or other arrangement which provides for the payment of any amount which would not be deductible by reason of Section 162(m) or Section 280G of the Code.

            (i) OSI has made available to Infinity true and complete copies of
(i) all Federal, state and foreign income and franchise Tax Returns of OSI and its subsidiaries for the preceding three Taxable years and (ii) any audit report issued within the last three years (or otherwise with respect to any audit or proceeding in progress) relating to Taxes of OSI or any subsidiary.

            (j) No subsidiary of OSI owns any Shares.

            (k) None of OSI or any of its subsidiaries has taken, agreed to take or will take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

            (l) For purposes of this Agreement:

            "Taxes" includes all taxes, whenever created or imposed, and whether of the United States or elsewhere, and whether imposed by a local, municipal, governmental, state, foreign, Federal or other Governmental Entity, or in connection with any agreement with respect to Taxes including all interest, penalties and additions imposed with respect to such amounts.

            "Tax Returns" means all Federal, state, local, provincial and foreign Tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax return relating to Taxes.

      3.15 Material Contracts.

            (a) Section 3.15(a) of the OSI Disclosure Schedule (together with
Section 3.12 of the OSI Disclosure Schedule) lists all contracts and agreements (and all material amendments, modifications and supplements thereto and all side letters to which OSI or any of its subsidiaries is a party materially affecting the obligations of any party thereunder) to which OSI or any of its subsidiaries or any of its subsidiaries is a party or by which any of its properties or assets are bound of the following types: (i) contracts and agreements for the sale of advertising or advertising services, or with advertising agencies or representatives, that contain exclusivity or "most favored nation" provisions or account, individually or in the aggregate for a series of related contracts, for net revenues per annum of OSI and its subsidiaries in excess of $2 million; (ii) contracts and agreements providing for a right of first refusal, first negotiation, "tag along" or "drag along" rights applicable to any capital stock of OSI or assets of OSI with an aggregate fair market value in excess of $500,000; (iii) partnership, joint venture or cooperative development agreements, involving an investment in excess of $500,000 or additional mandatory capital contributions in excess of $500,000; (iv) contracts and agreements providing for the acquisition, sale, or other disposition of material properties or assets of OSI or its subsidiaries or predecessors (by merger, purchase or sale of assets or stock or otherwise) entered into since January 1, 1995 and involving a purchase price in excess of $5 million; (v) contracts and agreements with any transit, transportation or similar authority or agreements with any Governmental Entity that account, individually or in the aggregate for a series of related contracts, for gross revenues per annum of OSI and its subsidiaries in excess of $5 million; (vi) promotion, marketing, sponsorship or similar arrangements involving annual payments in excess of $250,000; (vii) loan or credit agreements, mortgages, indentures, or other agreements or instruments evidencing indebtedness for borrowed money by OSI or any of its subsidiaries or any such agreement or instrument pursuant to which indebtedness for borrowed money may be incurred, including guaranties; (viii) contracts and agreements providing for the provision of any services, products or payments to or from any officer, director, or other affiliate of OSI or such officer, director or affiliate, and such contracts and agreements involving employees or their affiliates if payments in excess of $100,000 per annum are made to such employee or his affiliate under such contract; (ix) agreements that purport to limit, curtail or restrict the ability of OSI or any of its subsidiaries, or would restrict the ability of Infinity or any of its subsidiaries, to compete in any geographic area or line of business; and (x) all commitments and agreements to enter into any contracts or agreements relating to any of the foregoing (collectively, together with any such contracts entered into in accordance with Section 5.1 hereof, the "Material Contracts"). OSI has heretofore delivered or made available to Infinity true, correct and complete copies of all Material Contracts, except with respect to contracts listed in Section 3.15(a)(i); where standard forms of OSI or advertising agency contracts are used.

            (b) Except as set forth in Section 3.15(b) of the OSI Disclosure Schedule and except as have not had would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on OSI, (A) each of the Material Contracts, and (B) each lease of real property for outdoor structures, licenses, easements and other agreements for the placement, use, or construction of advertising displays including, without limitation, rights to locations on which structures have not yet been built (the matters described in this clause (B) being referred to herein as "Real Property Rights"), is valid and enforceable in accordance with its terms, and (i) there is no default under any contract or agreement to which OSI or any of its subsidiaries is a party or by which any of its properties or assets are bound, either by OSI or any of its subsidiaries or, to the knowledge of OSI, by any other party thereto, (ii) no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by OSI or any of its subsidiaries (including the consummation of the Merger) or, to the knowledge of OSI, any other party, and (iii) no party to any such contract or agreement has given notice to OSI or any of its subsidiaries or made a claim against OSI or any of its subsidiaries with respect to any breach or default thereunder.

      3.16 Insurance. OSI and its subsidiaries maintain adequate insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by corporations of established reputations engaged in the same or similar business and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations.

      3.17 Real Property.

            (a) Section 3.17(a) of the OSI Disclosure Schedule sets forth all of the real property owned in fee by OSI and its subsidiaries that is used for operating facilities or office space or, to the knowledge of OSI, is material to the conduct of the business of OSI and its subsidiaries, taken as a whole. Each of OSI and its subsidiaries has good and marketable title to each parcel of material real property owned by it and owns such real property free and clear of all Liens, except (i) Liens for Taxes and general and special assessments not in default and payable without penalty and interest, (ii) Liens created under the CIBC Credit Documents and (iii) other Liens which do not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on OSI (collectively, "Permitted Liens").

            (b) Section 3.17(b) of the OSI Disclosure Schedule sets forth all leases, subleases and other agreements under which OSI or any of its subsidiaries uses or occupies or has the right to use or occupy, now or in the future, any real property used for operating facilities or office space or, to the knowledge of OSI, that is material to the conduct of the business of OSI and its subsidiaries, taken as a whole, except leases of real property used for advertising displays, which is covered by Section 3.15 (the "Real Property Leases"). Each of OSI and its subsidiaries has a good and valid leasehold interest in each parcel of real property leased by it free and clear of all Liens, except Permitted Liens.

            (c) Except as have not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each of the Real Property Leases is valid and enforceable in accordance with its terms, and (i) there is no default under any Real Property Leases either by OSI or any of its subsidiaries or, to the knowledge of OSI, by any other party thereto, (ii) no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by OSI or any of its subsidiaries (including the consummation of the Merger) or, to the knowledge of OSI, any other party, and (iii) no party to any such contract or agreement has given notice to OSI or any of its subsidiaries of or made any claim against OSI or any of its subsidiaries with respect to any breach or default thereunder.

      3.18 Tangible Property. With respect to the tangible properties and assets of OSI and its subsidiaries (excluding real property) that are material to the conduct of the business of OSI and its subsidiaries, OSI and its subsidiaries have good title to, or hold pursuant to valid and enforceable leases or licenses, all such properties and assets. With such exceptions as have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on OSI, (i) all of the assets of OSI and its subsidiaries, including without limitation all advertising displays, have been maintained and repaired for their continued operation and are in good repair and condition and (ii) all advertising displays of OSI and its subsidiaries are located entirely on real property leased or owned by, or subject to a valid easement held by, OSI or its subsidiaries.

      3.19 Intellectual Property. Subject to such exceptions which, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on OSI, OSI and its subsidiaries own or possess adequate licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights copyrights service marks, trade secrets, applications for trademarks and for service marks, know-how and other proprietary rights and information used or held for use in connection with the business of OSI and its subsidiaries as currently conducted or as contemplated to be conducted and OSI is not aware of any assertion or claim challenging the validity or enforceability of any of the foregoing which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on OSI. Subject to such exceptions as have not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there have been no claims made or notices that the conduct of OSI's business has infringed the intellectual property rights of any third party.

      3.20 Year 2000. The latest Filed OSI SEC Report accurately describes OSI's year 2000 compliance program and the state of year 2000 readiness of OSI's Computer Programs (as hereinafter defined). To OSI's knowledge, there are no facts or circumstances that would reasonably be expected to render OSI unable to complete its Year 2000 compliance program as outlined in the latest Filed OSI SEC Report. OSI has not received written notice from any customer, supplier or financial institution that such party expects its operations to be disrupted as a result of Computer Programs failures due to Year 2000 problems, which disruption, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on OSI.

            For the purposes of this Agreement, "Computer Programs" means (i) any and all computer software programs, including all source and object code;
(ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise; (iii) billing, reporting, and other management information systems; (iv) all descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing;
(v) all content contained on any Internet site(s); and

(vi) all documentation, including user manuals and training materials, relating to any of the foregoing.

      3.21 Absence of Questionable Payments. Neither OSI nor any of its subsidiaries nor, to OSI's knowledge, any director, officer, agent, employee or other person acting on behalf of OSI or any of its subsidiaries, has used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of Section 30A of the Exchange Act. Neither OSI nor any of its subsidiaries nor, to OSI's knowledge, any director, officer, agent, employee or other person acting on behalf of OSI or any of its subsidiaries, has accepted or received any unlawful contributions, payments, gifts, or expenditures. To OSI's knowledge, OSI and each of its subsidiaries which is required to file reports pursuant to Section 12 or 15(d) of the Exchange Act is in compliance with the provisions of Section 13(b) of the Exchange Act.

      3.22 Opinion of Financial Advisor. BT Alex Brown & Sons, Inc. (the "OSI Financial Advisor") has delivered to the OSI Board its opinion, dated the date of this Agreement, to the effect that, as of such date, the Merger Consideration is fair to the holders of Shares from a financial point of view, and such opinion has not been withdrawn or adversely modified.

      3.23 Brokers. No broker, finder or investment banker (other than the OSI Financial Advisor, a true and correct copy of whose engagement agreement has been provided to Infinity) is entitled to any brokerage, finder's or other fee or commission or expense reimbursement in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of OSI or any of its affiliates.

      3.24 Takeover Statutes; Dissenters' Rights. OSI has taken all action required to be taken by it in order to exempt this Agreement, the Stockholders Agreement and the transactions contemplated hereby and thereby from, and this Agreement, the Stockholders' Agreement and the transactions contemplate hereby and thereby (the "Covered Transactions") are exempt from, (i) the requirements of Section 203 of the DGCL, (ii) to the knowledge of OSI, any "moratorium", "control share", "fair price", "affiliate transaction", "business combination", or other anti-takeover Laws of any state (collectively, "Takeover Statutes") or
(iii) any anti-takeover provision in OSI's certificate of incorporation. Holders of Shares do not have dissenters' rights in connection with the Merger.

                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES
                        OF INFINITY AND BURMA ACQUISITION

            Infinity and Burma Acquisition hereby represent and warrant to the Company as follows:

      4.1 Organization and Qualification.

            (a) Each of Infinity and its subsidiaries is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted. Each of Infinity and its subsidiaries is duly qualified and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except in such jurisdictions where the failure to be so duly qualified and in good standing has not had and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Infinity.

            (b) Except as set forth in Section 4.1(b) of the Infinity Disclosure Schedule, Infinity has no subsidiaries and does not own, directly or indirectly, beneficially or of record, any shares of capital stock or other security of any other material investment in any other entity.

      4.2 Capitalization of Infinity and Its Subsidiaries.

            (a) The authorized capital stock of Infinity consists of (i) 2,000,000,000 shares of Infinity Common Stock, (ii) 2,000,000,000 shares of Class B Common Stock, par value $.01 per share (the "Class B Common Stock", and
(iii) 50,000,000 shares of Preferred Stock, par value $.01 per share (the "Infinity Preferred Stock"). As of May 25, 1999, 155,250,000 shares of Infinity Common Stock, 700,000,000 shares of Class B Common Stock and no shares of Infinity Preferred Stock were issued and outstanding. As of May 25, 1999, options to acquire 5,424,028 shares of Infinity Common Stock were outstanding. As of March 31, 1999, 22,500,000 shares of Infinity Common Stock were reserved for issuance under Infinity's employee and director stock plans and 700,000,000 shares of Infinity Common Stock were reserved for issuance upon conversion of shares of Class B Common Stock. All the outstanding shares of Infinity Common Stock are, and all shares to be issued as part of the Merger Consideration will be, when issued in accordance with the terms hereof, duly authorized, validly issued, fully paid and non-assessable. Except as set forth above in this Section 4.2(a), as of the date hereof, there are outstanding (i) no shares of capital stock or other voting securities of Infinity, (ii) no securities of Infinity or its subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of Infinity, (iii) no options or other rights to acquire from Infinity or its subsidiaries, and no obligations of Infinity or its subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Infinity, and (iv) no equity equivalents, or interests in the ownership or earnings, of Infinity or other similar rights (including stock appreciation rights) (collectively, "Infinity Securities"). Except as set forth in Article Twelfth of Infinity's Certificate of Incorporation, there are no outstanding obligations of Infinity or its subsidiaries to repurchase, redeem or otherwise acquire any Infinity Securities. Except as set forth in Section 4.2(a) of the Infinity Disclosure Schedule, there are no shareholder agreements, voting trusts or other agreements or understandings to which Infinity is a party or to which it is bound relating to the voting of any shares of capital stock of Infinity.

            (b) Except as set forth in Section 4.2(b) of the Infinity Disclosure Schedule, all of the outstanding capital stock of Infinity's subsidiaries is owned by Infinity, directly or indirectly, free and clear of any Lien or any other limitation or restriction (including any restriction on the right to vote or sell the same, except as may be provided as a matter of Law). Except as set forth in Section 4.2(b) of the Infinity Disclosure Schedule, there are no securities of Infinity or its subsidiaries convertible into or exchangeable for, no options or other rights to acquire from Infinity or its subsidiaries, and no other contract, understanding, arrangement or obligation (whether or not contingent) providing for the issuance or sale, directly or indirectly, of any capital stock or other ownership interests in, or any other securities of, any subsidiary of Infinity. Except as set forth in Section 4.2(b) of the Infinity Disclosure Schedule, there are no outstanding contractual obligations of Infinity or its subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in any subsidiary of Infinity, except for redemption provisions contained in the certificate of incorporation of certain subsidiaries similar to Article Twelfth of Infinity's Certificate of Incorporation.

      4.3 Authority Relative to This Agreement. Infinity and Burma Acquisition have all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Boards of Directors of Infinity and Burma Acquisition, and by Infinity as the sole stockholder of Burma Acquisition, and no other corporate proceedings on the part of Infinity or Burma Acquisition are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the issuance of the Infinity Common Stock in the Merger (the "Share Issuance"), the approval of such issuance by the holders of a majority of the voting power of the Infinity Common Stock and the Class B Common Stock, voting as one class (the "Infinity Requisite Vote")). This Agreement has been duly and validly executed and delivered by each of Infinity and Burma Acquisition and constitutes a valid, legal and binding agreement each of Infinity and Burma Acquisition, enforceable against Infinity and Burma Acquisition, respectively, in accordance with its terms.

      4.4 SEC Reports; Financial Statements; No Undisclosed Liabilities.

            (a) Infinity has filed all required forms, reports and documents with the SEC since January 1, 1999 and the final prospectus dated December 9, 1998 (the "Infinity SEC Reports"), each of which has complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, each as in effect on the dates such Infinity SEC Reports were filed. None of the Infinity SEC Reports, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained, when filed, any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Infinity included in the Infinity SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect on the dates such Infinity SEC Reports were filed, and fairly present, in all material respects and in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Infinity and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments which are not expected to be material).

            (b) Except as and to the extent disclosed or reflected in the Infinity SEC Reports filed prior to the date of this Agreement (the "Filed Infinity SEC Reports"), neither Infinity nor any of its subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, whether due or to become due or asserted or unasserted which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Infinity.

      4.5 Information Supplied.

            (a) None of the information supplied or to be supplied by Infinity for inclusion in the Proxy Statement will, at the date mailed to stockholders of OSI and at the time of the meeting of stockholder of OSI to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If, at any time prior to the Effective Time, any event with respect to Infinity, its officers and directors or any of its subsidiaries should occur which is required to be described in the Proxy Statement (or an amendment or supplement thereto), Infinity shall promptly so advise OSI.

            (b) Neither the S-4 nor any amendment thereto will at the time it becomes effective under the Securities Act or at the Effective Time contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The information statement relating to the meeting of Infinity's


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
stockholders to be held in connection with the Share Issuance, including any amendment thereof or supplement thereto (the "Information Statement"), will not, at the date mailed to stockholders of Infinity and at the time of the meeting of stockholders of Infinity to be held in connection with the Share Issuance, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No representation or warranty is made by Infinity in this Section 4.5 with respect to statements made or incorporated by reference therein based on information supplied by OSI or any of its subsidiaries for inclusion or incorporation by reference in the S-4 or the Information Statement. The S-4 will comply as to form in all material respects with the applicable provisions of the Securities Act and the rules and regulations thereunder and the Information Statement will comply as to form in all material respects with the applicable provisions, of the Exchange Act and the rules and regulations thereunder.

      4.6 Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Exchange Act, state securities or blue sky Laws, the New York Stock Exchange, Inc. (the "NYSE"), the HSR Act, the Canada Act, the Comision Federal de Competencia of Mexico and the filing and recordation of a certificate of merger as required by the DGCL (the "Infinity Required Approvals"), no filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution and delivery by Infinity and Burma Acquisition of this Agreement or the consummation by Infinity and Burma Acquisition of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Infinity. Subject to obtaining the of the Infinity Required Approvals, neither the execution, delivery and performance of this Agreement by Infinity and Burma Acquisition nor the consummation by Infinity and Burma Acquisition of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective certificate or articles of incorporation or bylaws (or similar governing documents) of Infinity or any of Infinity's subsidiaries, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Infinity or any of Infinity's subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or (iii) violate any Law, applicable to Infinity or any of Infinity's subsidiaries or any of their respective properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Infinity.

      4.7 No Default. None of Infinity or its subsidiaries is in default or violation (and no event has occurred which with or without due notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of
(i) its certificate or articles of incorporation or bylaws (or similar governing documents), (ii) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Infinity or any of its subsidiaries is now a party or by which any of them or any of their respective properties or assets may be bound or (iii) any, Law, applicable to Infinity, its subsidiaries or any of their respective properties or assets, except in the case of (ii) or (iii) for violations, breaches or defaults which do not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Infinity.

      4.8 Absence of Changes. Except as and to the extent disclosed by Infinity in the Filed Infinity SEC Reports, from January 1, 1999 through the date of this Agreement, Infinity and its subsidiaries have conducted their business in all material respects in the ordinary and usual course consistent with past practices and there has not been:

            (a) any event, change, occurrence, development or state of circumstances or facts which does or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Infinity;

            (b) except as set forth in Section 4.8(b) of the Infinity Disclosure Schedule, any issuance, sale or delivery, or commitment to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or equity equivalents (including, without limitation, any stock options or stock appreciation rights), except for the issuance or sale of shares of Infinity Common Stock pursuant to outstanding options granted prior to January 1, 1999;

            (c) except as set forth in Section 4.8(c) of the Infinity Disclosure Schedule, any amendment of any term of any outstanding security of Infinity or any subsidiary;

            (d) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of Infinity, or any repurchase, redemption or other acquisition by Infinity or any subsidiary of any Infinity securities;

            (e) any material change in any method of accounting or accounting principles or practice (for financial accounting or tax purposes) by Infinity or any subsidiary, except for any such change required by reason of a change in GAAP.

      4.9 Litigation. Except as disclosed by Infinity in the Filed Infinity SEC Reports, and as set forth in Section 4.9 of the Infinity Disclosure Schedule,
(i) there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of Infinity, threatened against Infinity or any of its subsidiaries or any of their respective properties or assets and (ii) none of Infinity or its subsidiaries is subject to any outstanding judgment, order, writ, injunction or decree which (in the case of (i) or (ii) would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Infinity.

      4.10 Compliance with Applicable Law. Except as disclosed by Infinity in the Filed Infinity SEC Reports or as set forth in Section 4.10 of the Infinity Disclosure Schedule and for failures which do not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Infinity, (i) Infinity and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Infinity Permits"), (ii) Infinity and its subsidiaries are in compliance with the terms of Infinity Permits, (iii) the businesses of Infinity and its subsidiaries are not being conducted in violation of any Law of any Governmental Entity and (iv) no investigation or review by any Governmental Entity with respect to Infinity or its subsidiaries is pending or, to the knowledge of Infinity, threatened, nor, to the knowledge of Infinity, has any Governmental Entity indicated an intention to conduct the same.

      4.11 Employee Plans.

            (a) Section 4.11(a) of the Infinity Disclosure Schedule lists all "employee benefit plans," as defined in Section 3(3) of ERISA and lists by country (whether or not covered by ERISA) all other employee benefit plans or other benefit arrangements, including but not limited to all bonus and other incentive compensation, deferred compensation, disability, retention, salary continuation, severance, stock and stock-related award, stock option, stock purchase, or other plans which Infinity or any of its subsidiaries maintains, is a party to, contributed to or has any obligation to or liability for in respect of current or former employees and directors whether domestic or international (each, an "Infinity Employee Benefit Plan" and collectively, the "Infinity Employee Benefit Plans"). None of the Infinity Employee Benefit Plans other than a "multiemployer plan" (within the meaning of section 3(37) of ERISA) is subject to Title IV of ERISA.

            (b) Except as would not, individually or in the aggregate, have a Material Adverse Effect on Infinity, (i) all payments required to be made by or under any Infinity Employee Benefit Plan, any related trusts, insurance policies or ancillary agreements, or any collective bargaining agreement have been timely made, (ii) Infinity and its subsidiaries have performed all obligations required to be performed by them under any Infinity Employee Benefit Plan, (iii) the Infinity Employee Benefit Plans have been administered and are in compliance in all respects with their terms and the requirements of ERISA, the Code and other applicable Laws, (iv) except as set forth in Section 4.11(b) of the Infinity Disclosure Schedule, there are no actions, suits, arbitrations or claims (other than routine claims for benefits) pending or, to the knowledge of Infinity, threatened with respect to any Infinity Employee Benefit Plan and (v) there are no audits, investigations or other inquiries pending or threatened by the IRS or the Department of Labor with respect to any Infinity Employee Benefit Plan.

            (c) Each Infinity Employee Benefit Plan and its related trust which are intended to be "qualified" within the meaning of Sections 401(a) and 501(a) of the Code, respectively, have been determined by the Internal Revenue Service to be so "qualified" under such Sections, as amended by the Tax Reform Act of 1986, and Infinity knows of no fact which would adversely affect the qualified status of any such Infinity Employee Benefit Plan and its related trust.

            (d) Except as set forth in Section 4.11(d) of the Infinity Disclosure Schedule, none of the Infinity Employee Benefit Plans provides for post-employment life or health insurance, benefits or coverage for any participant or any beneficiary of a participant, except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or as may be offered as individual conversion rights.

            (e) There is no litigation or administrative or other proceedings involving an Infinity Employee Benefit Plan nor has Infinity or any of its subsidiaries received notice that any such proceeding is threatened, in each case that would have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Infinity. Neither Infinity nor any of its subsidiaries has incurred, nor, to Infinity's knowledge, assuming a withdrawal as of the Effective Time, would be likely to incur any withdrawal liability with respect to any "multiemployer plan" (within the meaning of section 3(37) of ERISA) which remains unsatisfied in an amount which would have a Material Adverse Effect on Infinity. The termination of, or withdrawal from, any multiemployer plan to which Infinity or any of its subsidiaries contributes, on or prior to the Effective Time, will not subject Infinity or any of its subsidiaries to any liability under Title IV of ERISA that would have a Material Adverse Effect on Infinity.

      4.12 Taxes. Except as disclosed in Section 4.12 of the Infinity Disclosure
Schedule:

            (a) Each of Infinity and its subsidiaries has timely filed, or has caused to be timely filed on its behalf (taking into account any extension of time within which to file), all Tax Returns (as hereinafter defined) required to be filed by it, and all such filed Tax Return are true, complete and accurate, except for any failure to file any Tax Return or for any inaccuracy with respect to any Tax Return that has been filed which would not have, individually or in the aggregate, a Material Adverse Effect on Infinity . All Taxes shown to be due on such Tax Returns have been timely paid.

            (b) The most recent financial statements contained in the Infinity SEC Reports reflect an adequate reserve for all Taxes payable by Infinity and its subsidiaries for all Taxable periods and portions thereof through the date of such financial statements. To the best knowledge of Infinity, no deficiency in excess of $100,000 with respect to Taxes has been proposed, asserted or assessed against Infinity or any subsidiary of Infinity. No material liens for Taxes exist with respect to any asset of Infinity or any subsidiary of Infinity, except for statutory liens for Taxes not yet due.

            (c) The Federal and state income Tax Returns and state franchise tax returns of Infinity and each subsidiary of Infinity have not been examined by the applicable Tax authorities (or the applicable statute of limitations has expired). All assessments for Taxes due with respect to such completed and settled examinations or any concluded litigation have been fully paid.

            (d) Neither Infinity nor any subsidiary of Infinity has any obligation under any agreement (either with any person or any Tax authority) with respect to Taxes, except for any such agreements which would not have, individually or in the aggregate, a Material Adverse Effect on Infinity.

            (e) No audit or other administrative or court proceedings in which the total proposed adjustments to net income exceed $300,000 are pending with respect to Federal or state income or franchise Taxes of Infinity or any subsidiary of Infinity and no notice thereof has been received.

            (f) No claim has been made by a Tax authority in a jurisdiction where neither Infinity nor any subsidiary of Infinity files Tax Returns that Infinity or any subsidiary is or may be subject to taxation in that jurisdiction.

            (g) None of Infinity or any of its subsidiaries has taken, agreed to take or will take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

      4.13 No Prior Activities. Except for obligations incurred in connection with its incorporation or organization or the negotiation and consummation of this Agreement and the transactions contemplated hereby, Burma Acquisition has neither incurred any obligation or liability nor engaged in any business or activity of any time or kind whatsoever or entered into any agreement or arrangement with any person.

      4.14 Absence of Questionable Payments. Neither Infinity nor any of its subsidiaries nor, to Infinity's knowledge, any director, officer, agent, employee or other person acting on behalf of Infinity or any of its subsidiaries, has used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of Section 30A of the Exchange Act. Neither Infinity nor any of its subsidiaries nor, to Infinity's knowledge, any director, officer, agent, employee or other person acting on behalf of Infinity or any of its subsidiaries, has accepted or received any unlawful contributions, payments, gifts, or expenditures. To Infinity's knowledge, Infinity and each of its subsidiaries which is required to file reports pursuant to Section 12 or 15(d) of the Exchange Act is in compliance with the provisions of Section 13(b) of the Exchange Act.

      4.15 Brokers. No broker, finder or investment banker (other than Chase Securities Inc.) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Infinity or any of its affiliates.

      4.16 Contracts. Except as set forth in Section 4.16 of the Infinity Disclosure Schedule, each of the material contracts and agreements to which Infinity or any of its subsidiaries is a party or by which any of its properties or assets are bound, is valid and enforceable in accordance with its terms, and
(i) there is no default under any contract or agreement to which Infinity or any of its subsidiaries is a party or by which any of its properties or assets are bound, either by Infinity or any of its subsidiaries or, to the knowledge of Infinity, by any other party thereto, (ii) no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by Infinity or any of its subsidiaries (including the consummation of the Merger) or, to the knowledge of Infinity, any other party, and (iii) no party to any such contract or agreement has given notice to Infinity or any of its subsidiaries or made a claim against Infinity or any of its subsidiaries with respect to any breach or default thereunder, in any such case in which such default or event has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Infinity.

                                    ARTICLE 5

                                    COVENANTS

      5.1 Conduct of Business of OSI. Except as contemplated by this Agreement, during the period from the date hereof to the Effective Time, OSI will, and will cause each of its subsidiaries to, conduct its operations in the ordinary course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, seek to preserve intact its current business organizations, seek to keep available the service of its current officers and employees and seek to preserve its relationships with customers, suppliers and others having business dealings with it to the end that goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Effective Time, OSI shall not, and shall not permit any of its subsidiaries to, without the prior written consent of Infinity:

            (a) amend its certificate or articles of incorporation or bylaws (or other similar governing instrument);

            (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or equity equivalents (including, without limitation, any stock options or stock appreciation rights), except for the issuance or sale of shares of OSI Common Stock pursuant to outstanding options or other equity rights granted prior to the date hereof under the OSI Option Plans;

            (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock (except that any wholly owned subsidiary of OSI may pay a dividend or other distribution to OSI or any wholly owned subsidiary of OSI), make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to shareholders in their capacity as such, or redeem or otherwise acquire any of its securities or any securities of any of its subsidiaries;

            (d) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of OSI or any of its subsidiaries (except that OSI and/or any subsidiary of OSI may adopt a plan of merger in connection with a merger of any subsidiary of OSI into OSI or other subsidiary of OSI);

            (e) alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of OSI or any of its subsidiaries, except for any such alteration with respect to any subsidiary of OSI which would not decrease the ownership interest of OSI in such subsidiary and which would not reasonably be expected to have a Material Adverse Effect on OSI;

            (f) except as may be required by Law, (i) enter into, adopt or amend (other than immaterial amendments in the ordinary course of business) or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase, pension, retirement, deferred compensation, employment or other employee benefit agreement, trust, plan, fund, award or other arrangement for the benefit or welfare of any director, officer or employee in any manner, except for grants of severance or termination pay to employees (but not officers or directors) in the ordinary course of business consistent with past practice; or (ii) except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to OSI, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof;

            (g) except in the ordinary course of business consistent with past practice, hire or retain any individual as an employee of or consultant to OSI or any subsidiary of OSI;

            (h) except in the ordinary course of business consistent with past practice, enter into, renew or modify any agreement which, if in effect on the date hereof, would have been required to be disclosed in Section 3.15 of the OSI Disclosure Schedule or any Real Property Rights; provided, that notwithstanding the foregoing, Infinity shall have the right to consent to any amendment to the CIBC Credit Documents or the OSI Indentures;

            (i) except as may be required as a result of a change in Law or in GAAP, change any of the accounting principles or practices (whether for financial accounting or tax purposes) used by it;

            (j) revalue any of its assets, including, without limitation, writing up or down the value of inventory or writing-off notes or accounts receivable other than in the ordinary course of business consistent with past practice;

            (k) make or revoke any Tax election or settle or compromise any Tax liability material to OSI and its subsidiaries taken as a whole, or change (or make a request to any Taxing authority to change) any material aspect of its method of accounting for Tax purposes;

            (l) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in, or contemplated by, the consolidated financial statements as of March 31, 1999 (or the notes thereto) of OSI and its subsidiaries or incurred in the ordinary course of business consistent with past practice;

            (m) settle or compromise any pending or threatened suit, action or claim, which settlement involves equitable relief or a payment in excess of $500,000 individually or $500,000 in the aggregate, which is not covered by insurance or is covered by insurance which contains a retroactive premium adjustment, or initiate or join any material suit, action or claim;

            (n) (i) incur or assume any long-term or short-term debt or issue any debt securities except for borrowings under existing lines of credit in the ordinary course of business; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person except in the ordinary course of business consistent with past practice and in amounts not material to OSI and its subsidiaries, taken as a whole, and except for obligations of wholly owned subsidiaries of OSI; (iii) except as set forth in Section 5.1(n) of the OSI Disclosure Schedule, make any loans, advances or capital contributions to, or, except for immaterial investments in the ordinary course of business consistent with past practice, investments in, any other person (other than to wholly owned subsidiaries of OSI or OSI, with respect to its subsidiaries, or customary loans or advances to employees in the ordinary course of business consistent with past practice and in amounts not material to the maker of such loan or advance); (iv) pledge or otherwise encumber shares of capital stock of OSI or its subsidiaries; or (v) mortgage or pledge any of its assets, tangible or intangible, or create or, except pursuant to the CIBC Credit Documents and except for Permitted Liens, suffer to exist any Lien thereupon;

            (o) (i) sell, lease or dispose of any assets outside the ordinary course of business or any assets which in the aggregate are material to OSI and its subsidiaries, taken as a whole; or (ii) enter into any commitment or transaction outside the ordinary course of business;

            (p) (i) except as set forth in Section 5.1(p) of the OSI Disclosure Schedule or otherwise disclosed by OSI in writing to Infinity on or prior to the date hereof, acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein, or any assets, for consideration in excess of $10 million individually or in the aggregate; (ii) authorize any capital expenditure or expenditures which, in the aggregate, are in excess of the amounts therefor set forth in the OSI 1999 capital expenditure budget delivered to Infinity prior to the date hereof (which provides for aggregate capital expenditures of up to $40 million for 1999); or (iii) enter into any contract, agreement, commitment or arrangement providing for the taking of any action that would be prohibited hereunder or amend any contract, commitment or arrangement in a way that could reasonably be expected to hinder the transactions contemplated by this Agreement;

            (q) take any action that would prevent or impede the Merger from qualifying as a reorganization under Section 368(a) of the Code; or

            (r) take, propose to take, or agree in writing or otherwise to take, any of the actions described in Sections 5.1(a) through 5.1(q) or any action which would make any of the representations or warranties of OSI contained in this Agreement untrue or incorrect.

      5.2 Conduct of Business of Infinity. Except as contemplated by this Agreement, during the period from the date hereof to the Effective Time, Infinity and its subsidiaries shall conduct their respective operations in the ordinary course of business consistent with past practice and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Effective Time, Infinity shall not, and shall not permit its subsidiaries to, without the prior written consent of OSI:

            (a) amend its certificate or articles of incorporation or bylaws (or other similar governing instrument) in a manner which adversely affects the rights, powers and preferences of the Infinity Common Stock;

            (b) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Infinity or any of its subsidiaries (except that Infinity and/or any subsidiary of Infinity may adopt a plan of merger in connection with (i) a merger of any subsidiary of Infinity into Infinity or another subsidiary of Infinity or (ii) an acquisition or disposition of a business or assets, except for any such acquisition or disposition which would have a Material Adverse Effect on Infinity);

            (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock (except that any wholly owned subsidiary of Infinity may pay a dividend or other distribution to Infinity or any wholly owned subsidiary of Infinity), make any other actual, constructive or deemed distribution in respect of any shares of its capital stock or otherwise make any payments to shareholders in their capacity as such, or redeem or otherwise acquire any of its securities or any securities of any of its subsidiaries;

            (d) alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of Infinity or any of its subsidiaries, except for any such alteration which would not reasonably be expected to have a Material Adverse Effect on Infinity;

            (e) take any action that would prevent or impede the Merger from qualifying as a reorganization under Section 368(a) of the Code; or

            (f) take, propose to take, or agree in writing or otherwise to take, any of the actions described in Sections 5.2(a) through 5.2(e) or any action which would make any of the representations or warranties of Infinity contained in this Agreement untrue or incorrect.

      5.3 Preparation of S-4 and the Proxy Statement.

            (a) OSI and Infinity will, as promptly as practicable, prepare and file with the SEC the Proxy Statement in connection with the vote of the stockholders of OSI with respect to the Merger and the Information Statement in connection with the vote of the stockholders of Infinity with respect to the Share Issuance.

            (b) Infinity will, as promptly as practicable, prepare and, following receipt of notification from the SEC that it has no further comments on the Proxy Statement or Information Statement, file with the SEC the S-4 in connection with the registration under the Securities Act of the shares of Infinity Common Stock issuable upon conversion of the Shares and the other transactions contemplated hereby. OSI will have a reasonable opportunity to review the S-4 and any amendments thereto prior to the filing thereof with the SEC.

            (c) Infinity and OSI will, and will cause their accountants and lawyers to, use all reasonable best efforts to have or cause the S-4 declared effective as promptly as practicable after it is filed, and will take any other action required or necessary to be taken under federal or state securities Laws or otherwise in connection with the registration process. OSI will use its reasonable best efforts to cause the Proxy Statement to be mailed and Infinity will use its reasonable best efforts to cause the Information Statement to be mailed, each to its respective shareholders at the earliest practicable date after the S-4 shall become effective.

      5.4 Stockholder Meetings.

            (a) OSI shall call a meeting of its stockholders (the "OSI Stockholders Meeting") to be held as promptly as practicable for the purpose of voting upon this Agreement and the Merger, and shall use its reasonable best efforts to cause such stockholders' meeting to be held within forty-five (45) days after the date on which the S-4 is declared effective by the SEC. OSI agrees that its obligations pursuant to the first sentence of this Section 5.4(a) shall not be affected by the commencement, public proposal, public disclosure or communication to OSI of any Acquisition Proposal (as defined in Section 5.5). The OSI Board will recommend to its stockholders approval of this Agreement and the Merger and, except as permitted by Section 5.5(b), the OSI Board shall not withdraw, amend or modify in a manner adverse to Infinity such recommendation (or announce publicly its intention to do so). Notwithstanding the foregoing, regardless of whether the OSI Board has withdrawn, amended or modified its recommendation that its stockholders approve and adopt this Agreement and the Merger, unless this Agreement has been terminated pursuant to the provisions of Article 7, OSI shall be required to hold the OSI Stockholders Meeting.

            (b) Infinity shall call a meeting of its stockholders to be held as promptly as practicable for the purpose of voting upon the Share Issuance, and shall use its reasonable best efforts to cause such stockholders' meeting to be held within forty-five (45) days after the date on which the S-4 is declared effective by the SEC. The Board of Directors of Infinity will recommend to its stockholders approval of the Share Issuance.

            (c) OSI and Infinity shall coordinate and cooperate with respect to the timing of such stockholders' meetings and shall use their reasonable efforts to hold such meetings on the same day.

      5.5 No Solicitation.

            (a) From the date hereof until the termination hereof and except as expressly permitted by the following provisions of this Section 5.5, OSI will not, nor will it permit any of its subsidiaries to, nor will it authorize or permit any officer, director or employee of or any investment banker, attorney, accountant or other advisor or representative of, OSI or any of its subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage the submission of any Acquisition Proposal (as defined in Section 5.5(c)), (ii) participate in any discussions or negotiations regarding, or furnish to any person any non-public information with respect to OSI or any of its subsidiaries, or take any other action to facilitate, any Acquisition Proposal or any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, (iii) amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of OSI, or (iv) enter into any agreement with respect to an Acquisition Proposal (other than a confidentiality agreement as described below); provided, however, that nothing contained in this Section 5.5(a) shall prohibit the OSI Board from furnishing information to, or entering into discussions or negotiations with, any person that makes an unsolicited bona fide written offer or proposal that constitutes an Acquisition Proposal if, and only to the extent that (A) such action is taken prior to the date on which the OSI Requisite Vote is obtained,
(B) the OSI Board, after consultation with and based upon the advice of outside legal counsel, determines in good faith that such action is necessary for the OSI Board to comply with its fiduciary duties to OSI stockholders under applicable Law, (C) the OSI Board determines in good faith, after consultation with an independent, nationally recognized financial advisor, that such Acquisition Proposal, if accepted, constitutes, or is reasonably likely to lead to, a Superior Proposal (as hereinafter defined), and (D) prior to taking such action, OSI (x) provides reasonable notice to Infinity to the effect that it is taking such


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
action and (y) receives from such person an executed confidentiality/ standstill agreement in reasonably customary form and in any event containing terms at least as stringent as those contained in the Confidentiality Agreement (as defined in Section 5.7(d)) as of the date of its execution (it being understood that such person shall not be released from the standstill obligations set forth therein solely due to the existence of this Agreement or any modification of this Agreement proposed by Infinity). For purposes of this Agreement, "Superior Proposal" means a bona fide written Acquisition Proposal on terms which a majority of the members of the OSI Board determine in their good faith judgment (after consultation with an independent, nationally-recognized financial advisor) and after taking into account all legal, financial, regulatory and other aspects of the Acquisition Proposal, the person making the proposal, the strategic benefits to be derived from the Merger and the long-term prospects of Infinity and its subsidiaries, to be more favorable from a financial point of view to the Company's stockholders than the Merger, and for which the members of the OSI Board determine in their good faith judgment (after such consultation) that financing, to the extent required, is then committed or reasonably available. Prior to providing any information to or entering into discussions or negotiations with any person in connection with an Acquisition Proposal by such person, OSI shall notify Infinity of any Acquisition Proposal (including, without limitation, the material terms and conditions thereof and the identity of the person making it) as promptly as practicable after its receipt thereof, and shall thereafter inform Infinity on a prompt basis of the status of any discussions or negotiations with such a third party, and any material changes to the terms and conditions of such Acquisition Proposal. Immediately after the execution and delivery of this Agreement, OSI will, and will cause its subsidiaries and affiliates, and their respective officers, directors, employees, investment bankers, attorneys, accountants and other agents to, cease and terminate any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any possible Acquisition Proposal and shall promptly inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 5.5(a).

            (b) The OSI Board will not withdraw or modify or propose to withdraw or modify, in a manner adverse to Infinity, its approval or recommendation of this Agreement or the Merger unless (i) OSI has complied with the terms of
Section 5.5(a), (ii) a Superior Proposal is pending at the time the OSI Board determines to take any such action, and (iii) the OSI Board, after consultation with and based upon the advice of outside legal counsel, determines in good faith that such action is necessary for OSI to comply with the fiduciary duties to OSI stockholders under applicable Law; provided, however, the OSI Board may not approve or recommend an Acquisition Proposal (and in connection therewith, withdraw or modify its approval or recommendation of this Agreement or the Merger) unless such an Acquisition Proposal is a Superior Proposal (and OSI shall have first complied with its obligations set forth in Section 7.3(a) and the time period referred to in the last sentence of Section 7.3(a) has expired) and unless it shall have first consulted with outside legal counsel and have determined, based upon such advice, that such action is necessary for the OSI Board to comply with its fiduciary duties to OSI stockholders. Nothing contained in this Section 5.5(b) shall prohibit OSI from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to OSI's stockholders which, in the good faith reasonable judgment of the OSI Board, based on the advice of outside legal counsel, is required under applicable Law; provided, that (i) the OSI Board shall not recommend that the stockholders of OSI tender their shares in connection with a tender offer except to the extent the OSI Board by a majority vote determines in its good faith that such a recommendation is required to comply with the fiduciary duties of the OSI Board to OSI's stockholders under applicable Law, after receiving the advice of outside legal counsel and (ii) except as otherwise permitted in this Section 5.5(b), OSI does not withdraw or modify, or propose to withdraw or modify, its position with respect to the Merger or approve or recommend, or propose to approve or recommend, an Acquisition Proposal. Nothing in this Section 5.5(b) shall (i) permit OSI to terminate this Agreement (except as provided in Article 7 hereof) or (ii) affect any other obligations of OSI under this Agreement.

            (c) "Acquisition Proposal" means an inquiry, offer or proposal regarding any of the following (other than the transactions contemplated by this Agreement) involving OSI or any of its subsidiaries: (i) any merger, consolidation, share exchange, recapitalization, business combination or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of all or substantially all the assets of OSI and its subsidiaries, taken as a whole, in a single transaction or series of related transactions; (iii) any tender offer or exchange offer for 20 percent or more of the outstanding Shares or the filing of a registration statement under the Securities Act in connection therewith; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

      5.6 Letters of Accountants.

            (a) OSI shall use all reasonable best efforts to cause to be delivered to Infinity a letter of Deloitte & Touche LLP (or its successor firm), OSI's independent auditors, dated a date within two (2) business days before the date on which the S-4 shall become effective and addressed to Infinity, in form and substance reasonably satisfactory to Infinity and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4.

            (b) Infinity shall use all reasonable best efforts to cause to be delivered to OSI a letter of KPMG Peat Marwick LLP, Infinity's independent auditors, dated a date within two (2) business days before the date on which the S-4 shall become effective and addressed to OSI, in form and substance reasonably satisfactory to OSI and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4.

      5.7 Access to Information.

            (a) Between the date hereof and the Effective Time, OSI will give to Infinity and its authorized representatives reasonable access to all employees (which access shall be coordinated with such party's executive management), plants, offices, warehouses and other facilities and to all books and records of OSI and its subsidiaries and will permit Infinity to make such inspections as it may reasonably require. Each of OSI and Infinity will cause its officers and those of its subsidiaries to furnish the other with such financial and operating data and other information with respect to the business, properties and personnel of itself and its subsidiaries as the other may from time to time reasonably request; provided, that in no event shall Infinity be obligated to provide information in violation of Law. No investigation made pursuant to this Section 5.7(a) shall affect or be deemed to modify any of the representations or warranties made by OSI or Infinity in this Agreement.

            (b) Between the date hereof and the Effective Time, each of OSI and Infinity shall furnish to the other (i) within two business days after the delivery thereof to management, such monthly financial statements and data as are regularly prepared for distribution to its Chief Executive Officer and (ii) at the earliest time at which they are available and prior to filing thereof with the SEC, such quarterly and annual financial statements as are prepared for its SEC filings, which shall be in accordance with its books and records, and drafts of all such SEC filings.

            (c) Each of OSI, Infinity and Burma Acquisition will hold and will cause its consultants and advisors to hold in confidence all documents and information concerning the other and the other's subsidiaries furnished to it in connection with the transactions contemplated by this Agreement to the extent required by that certain confidentiality agreement entered into between OSI, CBS Corporation and Infinity dated May 12, 1999 (the "Confidentiality Agreement").

      5.8 Additional Agreements; Reasonable Best Efforts. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, (i) cooperation in the preparation and filing of the Proxy Statement and the S-4, any filings that may be required under the HSR Act, and any amendments to any thereof, (ii) cooperation in obtaining, prior to the Effective Time, the approval for listing on the NYSE, effective upon the official notice of issuance, of the shares of Infinity Common Stock into which the Shares will be converted pursuant to Article 2 hereof, (iii) the taking of all action reasonably necessary, proper or advisable to secure any necessary consents of all third parties and Governmental Entities, including those relating to existing debt obligations of OSI and its subsidiaries, (iv) the transfer of existing Company Permits to the Surviving Corporation, (v) contesting any legal proceeding relating to the Merger and the Share Issuance and (vi) the execution of any additional instruments necessary to consummate the transactions contemplated hereby. Subject to the terms and conditions of this Agreement, Infinity, Burma Acquisition and OSI agree to use all reasonable efforts to cause the Effective Time to occur as soon as practicable after the stockholder votes with respect to the Merger and the Share Issuance. None of the parties hereto will take any action which could reasonably be expected to hinder, delay or impede the Merger or the Share Issuance. In case at any time after the Effective Time any further action is necessary to carry out the purposes of this Agreement, the proper officers and directors of each party hereto shall take all such necessary action.

      5.9 Regulatory Reviews. Each party hereto will use its reasonable best efforts (a) to file with the U.S. Department of Justice and U.S. Federal Trade Commission, as soon as practicable and in no event later than ten (10) days after the date hereof, the Notification and Report Form under the HSR Act and any supplemental information or material requested pursuant to the HSR Act, and
(b) to comply as soon as practicable after the date hereof with any other Laws of any country under which any consent, authorization, registration, declaration or other action with respect to the transactions contemplated herein may be required. Each party hereto shall furnish to the other such information and assistance as the other may reasonably request in connection with any filing or other act undertaken in compliance with the HSR Act or other such Laws, and shall keep each other timely apprised of the status of any communications with, and any inquiries or requests for additional information from, any Governmental Entity under the HSR Act or other such Laws. Infinity, Burma Acquisition and OSI will each use its reasonable best efforts to cause termination of the HSR waiting period(s) in connection with any review of the transactions contemplated by this Agreement under the HSR Act. In connection with any litigation or administrative proceeding instituted to prevent the consummation of the Merger, Infinity, Burma Acquisition and OSI shall take any and all action reasonably necessary in connection with such litigation or administrative proceeding (i) to prevent the entry of any order, preliminary or permanent injunction, or other legal restraint or prohibition preventing consummation of the Merger or any related transactions contemplated by this Agreement and (ii) to vacate any order, injunction or legal restraint or prohibition which would prevent the consummation of the transactions contemplated by this Agreement.

      5.10 Public Announcements. Each of Infinity, Burma Acquisition and OSI will agree on the text of any press release before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, including, without limitation, the Merger. None of Infinity, Burma Acquisition or OSI shall issue any such press release or make any such public statement prior to such agreement, except as may be required by applicable Law or by obligations pursuant to any agreement with the NYSE or NASDAQ, as determined by Infinity or OSI, as the case may be, in which case such release or statement shall be limited to a factual summary of the material provisions of this Agreement and the transactions contemplated hereby.

      5.11 Indemnification; Directors' and Officers' Insurance.

            (a) Infinity, Burma Acquisition and OSI agree that all rights to exculpation and indemnification for acts or omissions occurring prior to the Effective Time and advancement of expenses existing on the date of this Agreement in favor of the current or former directors, officers, employees or agents of OSI or any of its subsidiaries

(the "Indemnified Parties") of OSI as provided in its certificate of incorporation or bylaws or in any agreement between OSI and any of the Indemnified Parties shall survive the Merger and shall continue in full force and effect in accordance with their terms for a period of six (6) years following the Effective Time, and accordingly during such period, the Surviving Corporation shall indemnify and advance expenses to the Indemnified Parties to the same extent as such Indemnified Parties are entitled to indemnification and advancement of expenses pursuant to the preceding sentence.

            (b) For a period of six (6) years after the Effective Time, Infinity shall cause to be maintained in effect the policies of directors' and officers' liability insurance maintained by OSI for the benefit of those persons who are covered by such policies at the Effective Time (or Infinity may substitute therefor policies of at least the same coverage with respect to matters occurring prior to the Effective Time), to the extent that such liability insurance can be maintained annually at a cost to Infinity not greater than 300 percent of the annual premium (the "Current Premium") for the current OSI directors' and officers' liability insurance; provided, that if such insurance cannot be so maintained or obtained at such costs, Infinity shall maintain or obtain as much of such insurance as can be so maintained or obtained at a cost equal to 300 percent of the current annual premiums of OSI for such insurance. OSI represents and warrants to Infinity that the Current Premium is $297,500.

            (c) In addition to the other rights provided for in this Section
5.11 and not in limitation thereof, for six (6) years from and after the Effective Time, the Surviving Corporation shall, and Infinity shall cause the Surviving Corporation to, (i) indemnify and hold harmless the Indemnified Parties against all losses, Expenses (as hereinafter defined), claims, damages, liabilities, judgments, or, subject to the proviso of the next succeeding sentence, amounts paid in settlement in respect to any threatened, pending or completed claim, action, suit or proceeding, whether criminal, civil, administrative or investigative based on, or arising out of or relating to this Agreement and the transactions contemplated hereby (an "Indemnifiable Claim") and (ii) advance to such Indemnified Parties all Expenses incurred in connection with any Indemnifiable Claim promptly after receipt of reasonably detailed statements therefor; provided, however, that the Indemnified Party to whom Expenses are to be advanced provides any affirmation required by the DGCL and an undertaking to repay such advances if it is ultimately determined by a court of competent jurisdiction or by independent counsel mutually acceptable to Infinity and the Indemnified Party, that such Indemnified Party's conduct does not comply with the standards set forth under the DGCL or is otherwise not entitled to indemnification from Lightyear or the Surviving Corporation. In the event any Indemnifiable Claim is asserted or made within such six (6) year period, all rights to indemnification and advancement of Expenses in respect of any such Indemnifiable Claim shall continue until such Indemnifiable Claim is disposed of or all judgments, orders, decrees or other rulings in connection with such Indemnifiable Claim are fully satisfied; provided, however, that neither Infinity nor the Surviving Corporation shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld or delayed). The Indemnified Parties as a group may retain only


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
one law firm with respect to each related matter except to the extent there is, in the opinion of counsel to an Indemnified Party, under applicable standards of professional conduct, a conflict on any significant issue between positions of any two or more Indemnified Parties. For the purposes of this Section 5.11, "Expenses" shall include reasonable attorneys' fees and all other costs, charges and expenses paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in any Indemnifiable Claim.

            (d) The Surviving Corporation shall, and Infinity shall cause the Surviving Corporation to, advance all Expenses to any Indemnified Parties incurred enforcing the indemnity or other obligations provided for in this
Section 5.11.

            (e) The rights of each Indemnified Party under this Section 5.11 are intended to benefit, and shall be enforceable by, each Indemnified Party and the heirs, executors, trustees, fiduciaries and administrators of such Indemnified Party.

            (f) If the Surviving Corporation is financially incapable of satisfying its obligations under Section 5.11(a) or 5.11(c), Infinity shall satisfy such obligations.

      5.12 Notification of Certain Matters. OSI, on the one hand, and Infinity and Burma Acquisition, on the other, shall give prompt notice to each other of
(i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time, (ii) any material failure of a party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, (iii) any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by a party or any of its subsidiaries subsequent to the date of this Agreement and prior to the Effective Time, under any contract or agreement material to the financial condition, properties, businesses or results of operations of a party and its subsidiaries taken as a whole to which it or any of its subsidiaries is a party or is subject, (iv) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement, where the failure to obtain the consent, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the party receiving such notice of other communication, (v) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any condition to the obligations of any party to the effect of the transactions contemplated hereby not to be satisfied, (vi) any notice or other communication from any Governmental Entity in connection with the Merger or (vii) any Material Adverse Effect on a party; provided, that the delivery of any notice pursuant to this Section 5.12 shall not cure such breach or non-compliance or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

      5.13 Tax-Free Reorganization Treatment. OSI, certain stockholders of OSI, and Infinity shall execute and deliver to Powell, Goldstein, Frazer & Murphy LLP, counsel to OSI, and Weil, Gotshal & Manges LLP, counsel to Infinity and Burma Acquisition, certificates substantially in the forms agreed to prior to the date hereof at such time or times as may be reasonably requested by such law firms in connection with their respective deliveries of opinions, pursuant to Sections 6.2(c) and 6.3(h) hereof, with respect to the Tax-free reorganization treatment of the Merger. Prior to the Effective Time, none of OSI, Infinity, or Burma Acquisition shall take or cause to be taken any action which would cause to be untrue (or fail to take or cause not to be taken any action which would cause to be untrue) any of the representations in such certificates.

      5.14 OSI Affiliates. Prior to the Closing Date, OSI shall deliver to Infinity a letter identifying each affiliate (as such term is defined in Rule 12b-2 under the Exchange Act) of OSI at the time the Merger is submitted for approval to the stockholders of OSI (each a "OSI Affiliate") and OSI shall use its reasonable best efforts to cause each OSI Affiliate to deliver to Infinity on or prior to the Closing Date, a written agreement that such OSI Affiliate will not sell, pledge, transfer or otherwise dispose of any shares of Infinity Common Stock issued to such OSI Affiliate pursuant to the Merger, except in compliance with Rule 145 promulgated under the Securities Act, pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act.

      5.15 SEC Filings. Each of Infinity and OSI shall promptly provide the other party (or its counsel) with copies of all filings made by the other party or any of its subsidiaries with the SEC or any other state or federal Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

      5.16 Employee Benefits. For a period of one year after the Effective Time, Infinity will provide each employee (and, to the extent applicable, former employees) of the Surviving Corporation and its subsidiaries with benefits that, with respect to such employee (or former employee), are at least substantially equivalent on an aggregate basis to the benefits received by such employees immediately prior to the Effective Time (other than any stock option plans). Without limiting the generality of the foregoing, all vacation, holiday, sickness and personal days accrued by the employees of OSI and of its subsidiaries shall be honored. In the event that any employee of the Surviving Corporation or one of its subsidiaries is at any time after the Effective Time transferred to Infinity or any affiliate of Infinity or becomes a participant in an employee benefit plan, program or arrangement maintained by or contributed by Infinity or any affiliate of Infinity, Infinity shall cause such plan, program or arrangement to treat the prior service of such employee with OSI or its subsidiaries as service rendered to Infinity or such affiliates for purposes of eligibility, vesting, vacation time or severance benefits under such plans. Infinity shall cause to be waived any pre-existing condition limitation under their welfare plans that might otherwise apply to such employee or, to the extent applicable, a former employee. Infinity agrees to recognize (or cause to be recognized) the dollar amount of all expenses incurred by such employees or, to the extent applicable, former employees, during the calendar year in which the Effective Time occurs for purposes of satisfying the calendar year deductibles, co-payment limitations and lifetime maximums for such year under the relevant benefit plans of Infinity and its respective subsidiaries. Nothing contained in this Section 5.16 shall be construed as requiring Infinity to continue any specific OSI Employee Benefit Plan or to continue the employment of any employee, provided, however, that any changes that Infinity may make to any such OSI Employee Benefit Plan are consistent with the prior parts of this Section 5.16, and are permitted by the terms of the OSI Employee Benefit Plan and under the applicable Law.

      5.17 Registration Rights. Infinity shall enter into a registration rights agreement substantially in the form attached hereto as Exhibit C with the OSI stockholders named on the signature pages thereto.

      5.18 Infinity Board of Directors. Infinity shall take all necessary action to cause Arturo R. Moreno and William S. Levine to be appointed to the Board of Directors of Infinity as of the Effective Time; one of such individuals shall be appointed to the class of directors whose term expires in 2001 and the other to the class of directors whose term expires in 2002 (as such individuals shall designate prior to the filing of the Proxy Statement with the SEC).

      5.19 Fees and Expenses. Whether or not the Merger is consummated, all Expenses (as hereinafter defined) incurred in connection with this Agreement, and the transactions contemplated hereby shall be paid by the party incurring such Expenses, except (a) Expenses incurred in connection with the filing, printing and mailing of the Proxy Statement and the S-4, which shall be shared equally by OSI and Infinity, and (b), if applicable, as provided in Section 7.5. As used in this Agreement, "Expenses" includes all out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with, or related to, the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, filing, printing and mailing of the Proxy Statement and the S-4 and the solicitation of stockholder approvals and all other matters related to the transactions contemplated hereby.

      5.20 Antitakeover Statutes. If any Takeover Statute is or may become applicable to the Merger, each of OSI and Infinity shall take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any Takeover Statute on the Merger.

      5.21 OSI Board of Directors. From and after the Effective Time, Infinity shall take all necessary action to cause the Board of Directors to forego any exercise of the cash-out rights described in Section 7.7(b) of the Outdoor Systems, Inc. 1996 Omnibus Plan.

      5.22 FIRPTA Certificate. At the Closing, OSI shall deliver a certificate to Infinity, certified by an officer of OSI, that OSI has no nonresident alien individual or foreign corporation that either held or holds more than 5% of the OSI Common Stock during the shorter of the periods described in Section 897(c)(1)(A)(ii) of the Code.

                                    ARTICLE 6

                    CONDITIONS TO CONSUMMATION OF THE MERGER

      6.1 Conditions to Each Party's Obligations to Effect the Merger. The respective obligations of each party hereto to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

            (a) this Agreement shall have been approved and adopted by the OSI Requisite Vote;

            (b) the Share Issuance shall have been approved by the Infinity Requisite Vote;

            (c) no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any United States court or United States governmental authority and continued in effect which prohibits, restrains, enjoins or restricts the consummation of the Merger;

            (d) any waiting period (including any extension thereof) applicable to the Merger under the HSR Act shall have terminated or expired;

            (e) there shall not be pending or threatened by any Governmental Entity any suit, action or proceeding, in each case (i) seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or seeking to obtain from OSI or Infinity any damages that are material in relation to OSI and its subsidiaries taken as a whole or Infinity and its subsidiaries taken as a whole, as applicable, or (ii) which otherwise could reasonably be expected to have a Material Adverse Effect on OSI or a Material Adverse Effect on Infinity; and

            (f) if required for the consummation of the Merger under applicable Law, Infinity shall have either received a receipt issued under subsection 13(1) of the Canada Act certifying that a complete notice in prescribed form in respect of the Merger has been received and advising that the Merger is not reviewable; or a notice from the Minister, designated by the Governor in Council as the Minister for the purposes of the Investment Canada Act, issued under Part IV of the Canada Act, indicating that such Minister is, or is deemed to be, satisfied that the Merger is likely to be of net benefit to Canada.

            (g) the S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order and Infinity shall have received all state securities Laws or "blue sky" permits and authorizations necessary to issue shares of Infinity Common Stock in exchange for the Shares in the Merger;

            (h) the Infinity Common Stock issuable in the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance; and

            (i) if required for the consummation of the Merger under applicable Law, the parties shall have obtained the favorable opinion of the Comision Federal de Competencia.

      6.2 Conditions to the Obligations of OSI. The obligation of OSI to effect the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions:

            (a) the representations and warranties of Infinity and Burma Acquisition contained in this Agreement shall have been and shall be true and correct, in each case when made and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct, or true and correct only as of the specified date), without giving effect to any "materiality" or "Material Adverse Effect" qualifiers contained in such representations and warranties, with such exceptions as have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Infinity, and at the Closing, Infinity and Burma Acquisition shall have delivered to OSI a certificate executed by a senior executive officer of Infinity (the "Infinity Closing Certificate") to that effect;

            (b) each of the obligations of Infinity and Burma Acquisition to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Effective Time, and the Infinity Closing Certificate shall certify the foregoing;

            (c) OSI shall have received an opinion of Powell, Goldstein, Frazer & Murphy LLP, dated the Closing Date, to the effect that the Merger will be treated for federal income Tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, Powell, Goldstein, Frazer & Murphy LLP shall have received and may rely upon the representations contained in the certificates referred to in Section 5.13; and

            (d) there shall not be any Material Adverse Effect on Infinity, and the Infinity Closing Certificate shall certify the foregoing; provided, that for purposes of this Section 6.2(d), any event, change, occurrence, development, circumstance or effect resulting from or relating to (x) compliance with the Confidentiality Agreement (as defined in Section 5.7(c)) with respect to the public announcement or disclosure of the negotiations leading to the execution of this Agreement, (y) the execution and delivery of this Agreement or (z) any action taken or omitted by Infinity at the direction of OSI in compliance with the terms and conditions of this Agreement, shall not constitute a Material Adverse Effect on Infinity.

      6.3 Conditions to the Obligations of Infinity and Burma Acquisition. The respective obligations of Infinity and Burma Acquisition to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions:

            (a) the representations and warranties of OSI contained in this Agreement shall have been and shall be true and correct in all material respects, in each case when made and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct, or true and correct only as of the specified date), without giving effect to any "materiality" or "Material Adverse Effect" qualifiers contained in such representations and warranties, with such exceptions as have not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on OSI, and at the Closing, OSI shall have delivered to Infinity and Burma Acquisition a certificate executed by a senior executive officer of OSI (the "OSI Closing Certificate") to that effect;

            (b) the representation and warranty of OSI contained in Section 3.9 of this Agreement shall have been and shall be true and correct when made and on and as of the Closing Date as though made on and as of the Closing Date, and the OSI Closing Certificate shall certify the foregoing (it being understood that a suit, claim, action, proceeding or investigation (excluding any matter set forth in Section 3.9 of the OSI Disclosure Schedule, each, a "Litigation Matter") shall not be deemed "material" for purposes of Section 3.9 of this Agreement unless Infinity's outside counsel has (or have) advised Infinity that such Litigation Matter, taken individually or in the aggregate with all other Litigation Matters is reasonably likely to result in judgments (or equitable remedies) against OSI or any of its subsidiaries (or reasonably likely to have an adverse economic effect on OSI or any of its subsidiaries) in excess of $30 million (net of third party insurance reasonably expected to be recovered in respect thereof);

            (c) the representations and warranties of OSI contained in Sections 3.8(k) and (l), 3.10 (solely insofar as the matters set forth therein relate to or affect Real Property Rights) and 3.15 (solely insofar as the matters set forth therein relate to or affect Real Property Rights) of this Agreement shall have been and shall be true and correct when made and on and as of the Closing Date, without giving effect to any "materiality" or "Material Adverse Effect" qualifiers contained in such representations and warranties, with such exceptions as have not and would not reasonably be expected to, individually or in the aggregate, reduce, prior to the second anniversary of the Effective Time, the EBITDA of OSI and its subsidiaries, taken as a whole, by $15 million or more on an annualized basis giving reasonable pro forma effect to new builds, and the OSI Closing Certificate shall certify the foregoing (it being understood that the matters set forth in Section 6.3(c) of the OSI disclosure Schedule shall not be taken into account in determining whether this condition has been satisfied);

            (d) each of the obligations of OSI to be performed at or before the Effective Time pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Effective Time, and the OSI Closing Certificate shall certify the foregoing;

            (e) the Stockholders Agreement shall be in full force and effect;

            (f) Arturo R. Moreno shall have entered into an employment and non-competition agreement substantially on the terms set forth in the term sheet with respect thereto dated the date hereof, such agreement shall be in full force and effect and Infinity shall not be aware of any basis that would reasonably be expected to cause such agreement to no longer be in full force and effect;

            (g) [Intentionally Omitted];

            (h) Infinity shall have received an opinion of Weil, Gotshal & Manges LLP, dated the Closing Date to the effect that the Merger will be treated for federal income Tax purposes as a reorganization within the meaning of
Section 368(a) of the Code. In rendering such opinion, Weil, Gotshal & Manges LLP shall have received and may rely upon the representations contained in the certificates referred to in Section 5.13; and

            (i) There shall not be any Material Adverse Effect on OSI, and the OSI Closing Certificate shall certify the foregoing; provided, that for purposes of this Section 6.3(i), any event, change, occurrence, development, circumstance or effect resulting from or relating to (x) compliance with the Confidentiality Agreement with respect to the public announcement or disclosure of the negotiations leading to the execution of this Agreement, (y) the execution and delivery of this Agreement or (z) any action taken or omitted by OSI at the direction of Infinity in compliance with the terms and conditions of this Agreement, shall not constitute a Material Adverse Effect on OSI.

                                   ARTICLE 7

                         TERMINATION; AMENDMENT; WAIVER

      7.1 Termination by Mutual Agreement. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by the mutual written consent of Infinity and OSI by action of their respective Board of Directors.

      7.2 Termination by Either Infinity or OSI. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Board of Directors of either Infinity or OSI if:

            (a) the Merger shall not have been consummated by December 31, 1999 (the "Termination Date"); provided, however, that if either Infinity or OSI determines that additional time is necessary in connection with obtaining any consent, registration, approval, permit or authorization required to be obtained from any Governmental Entity, the Termination Date may be extended by Infinity or OSI from time to time by written notice to the other party to a date not beyond February 28, 2000;

            (b) the OSI Requisite Vote shall not have been obtained at the OSI Stockholders Meeting or at any adjournment or postponement thereof;

            (c) the Share Issuance shall not have been approved by the Infinity Requisite Vote; or

            (d) any injunction, order, decree or ruling permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable, or any statute, law, regulation or ordinance permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall be adopted;

provided, that the right to terminate this Agreement pursuant to this Section
7.2 shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of the Merger to be consummated.

      7.3 Termination by OSI. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the OSI Board if:

            (a) (i) OSI is not in breach of Section 5.5, (ii) the Merger shall not have been approved by the OSI Requisite Vote, (iii) the OSI Board shall have determined in good faith, based on the advice of outside legal counsel, that it is necessary, in order to comply with its fiduciary duties to OSI's stockholders under applicable Law, to terminate this Agreement to enter into an agreement with a third party with respect to or to consummate a transaction constituting a Superior Proposal, (iv) the OSI Board authorizes OSI, subject to complying with the terms of this Agreement, to enter into a binding written agreement with a third party concerning a transaction that constitutes a Superior Proposal and OSI notifies Infinity in writing (the "Notice") that it intends to enter into such an agreement (it being understood that OSI shall be required to deliver a new Notice in respect of any revised Superior Proposal from such third party or its affiliates that OSI proposes to accept), attaching the most current version (or draft) of such agreement to such Notice (which version (or draft) shall be updated on a current basis), and (v) during the five business day (or, in the case of any Notice with respect to a particular third party other than the initial Notice with respect to such third party's Acquisition Proposal, three business day) period after delivery of the Notice, OSI shall have negotiated with, and shall have caused its respective financial and legal advisors to, negotiate with Infinity to attempt to make such commercially reasonable adjustments in the terms and conditions of this Agreement as would enable OSI to proceed with the transactions contemplated herein and (vi) the OSI Board shall have concluded, after considering the results of such negotiations, that any Superior Proposal giving rise to OSI's Notice continues to be a Superior Proposal. OSI may not effect any termination pursuant to this Section 7.3(a) unless (i) prior thereto or concurrently therewith OSI pays to Infinity in immediately available funds the fees required to be paid pursuant to Section 7.5 and (ii) such termination is within two business days after the termination of the five (or, if applicable, three) business day period referred to in clause (v) above. OSI agrees (x) that it will not enter into a binding agreement referred to in clause (iii) above until at least the first business day after the five (or, if applicable, three) business day period referred to in clause (v) above, and (y) to notify Infinity promptly if its intention to enter into a written agreement referred to in its Notice shall change at any time after giving such notification; or

            (b) there is a breach by Infinity or Burma Acquisition of any representation, warranty, covenant or agreement contained in this Agreement that would give rise to a failure of a condition set forth in Section 6.2(a) or 6.2(b), which has not been cured within 15 business days following receipt by Infinity and Burma Acquisition of written notice of such breach; or

            (c) the Board of Directors of Infinity shall have failed to call the meeting of Infinity stockholders in accordance with Section 5.4(b), other than if the calling thereof is subject to an existing injunction or restraining order or if the S-4 has not been declared effective (other than as a result of a breach of this Agreement by Infinity (and Infinity's stockholders shall not have otherwise consented to the Share Issuance in accordance with Section 228 of the
DGCL).

      7.4 Termination by Infinity. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by action of the Infinity Board if:

            (a) (i) OSI enters into a binding agreement for a Superior Proposal, or (ii) the OSI Board, whether or not permitted to do so by this Agreement, (A) shall have withdrawn or adversely modified its approval, or recommendation of this Agreement or the Merger, or (B) shall have failed to call the meeting of OSI stockholders in accordance with Section 5.4(a), other than, in the case of Clause (B), if the calling thereof is subject to an existing injunction or restraining order or if the S-4 has not been declared effective (other than as a result of the breach of this Agreement by OSI); or

            (b) there is a breach by OSI of any representation, warranty, covenant or agreement contained in this Agreement would give rise to a failure of a condition set forth in Section 6.3(a), 6.3(b), 6.3(c) or 6.3(d), which has not been cured within 15 business days following receipt by OSI of written notice of such breach.

      7.5 Effect of Termination and Abandonment.

            (a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article 7, this Agreement (other than this Section 7.5 and Sections 5.7(c), 5.19 and Article 8) shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, agents, legal and financial advisors or other representatives); provided, however, except as


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
otherwise provided herein, neither such termination nor the existence of any rights provided for in Section 7.5(b) shall relieve any party hereto of any liability or eliminate or reduce any damages resulting from (i) any willful breach of any representations or warranties contained in this Agreement or (ii) any breach of any covenant or agreement contained in this Agreement.

            (b) (i) In the event that (A) this Agreement is terminated by OSI pursuant to Section 7.3(a), or by Infinity pursuant to Section 7.4(a), or
      (B) OSI gives a Notice pursuant to Section 7.3(a) and this Agreement is thereafter terminated by Infinity or OSI pursuant to Section 7.2(b), then OSI shall pay Infinity a termination fee of $300 million in same-day funds (the "Fee"), on the date of such termination.

            (ii) In the event that this Agreement is terminated by (A) by either Infinity or OSI pursuant to Section 7.2(b) (other than in the circumstances described in Section 7.5(b)(i)(B)) or (B) by Infinity pursuant to Section 7.4(b) and, within 18 months of any such termination, any Acquisition Proposal (whether received prior to or after such termination) is entered into, agreed to or consummated by OSI, then OSI shall pay to Infinity the Fee, on the earlier of the date an agreement is entered into with respect to an Acquisition Proposal or an Acquisition Proposal is consummated.

            (c) OSI acknowledges that the agreements contained in Section 7.5(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Infinity and Burma Acquisition would not have entered into this Agreement; accordingly, if OSI fails to promptly pay the amount due pursuant to Section 7.5(b), and, in order to obtain such payment, Infinity commences a suit which results in a judgment against OSI for the fee set forth in this Section 7.5, OSI shall pay to Infinity its costs and expenses (including attorney's fees) in connection with such suit, together with interest from the date of termination of this Agreement on the amounts owed at the prime rate of Citibank, N.A. in effect from time to time during such period plus two percent.

            (d) In the event of termination of this Agreement and abandonment of the Merger pursuant to and in compliance with this Article 7 (other than pursuant to Section 7.4(b)), Infinity and Burma Acquisition each agree that from the date of such termination until the first anniversary of the date of such termination (the "Standstill Period") they will not, collectively or individually, and will cause their respective affiliates (as such term is defined in Rule 12b-2 under the Exchange Act (each an "Infinity Affiliate" and collectively the "Infinity Affiliates") not to, collectively or individually, in any manner, directly or indirectly, unless such shall have been specifically approved or requested by OSI, (a) effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in or in any way assist or participate in, (i) any acquisition of any securities (or beneficial ownership thereof) or assets of OSI or any of its subsidiaries, (ii) any tender or exchange offer, merger or other business combination involving OSI or any of its subsidiaries; (iii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to OSI or any of its subsidiaries; or (iv) any


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
"solicitation" of "proxies" (as such terms are used in the proxy rules of the SEC) or consent to vote any voting securities of OSI; or (b) otherwise act, alone or in concert with others, to seek to control or influence OSI's management, the OSI Board or policies of OSI (any of the foregoing transactions hereinafter being referred to as a "Change of Control Transaction"). Notwithstanding the foregoing, the provisions of this paragraph shall cease to be effective with respect to OSI and any of its subsidiaries upon (A) the commencement by OSI or any of its subsidiaries, whether voluntarily or involuntarily, of any proceeding under 11 U.S.C. Section 101 et seq., (B) the initiation (or public announcement of an intent to initiate) by any person or group other than or involving Infinity, Burma Acquisition or any Infinity Affiliate of any action, proceeding or undertaking with respect to OSI or any of its subsidiaries that would have the effect of a Change of Control Transaction or any other transaction that, if consummated, would have the effect of a Change of Control Transaction with respect to such entity. Infinity hereby specifically acknowledges and agrees that it shall be responsible for any breach of this
Section 7.5(d) by any Infinity Affiliate.

      7.6 Amendment. This Agreement may be amended by action taken by OSI, Infinity and Burma Acquisition at any time before or after approval of the Merger by the shareholders of OSI but, after any such approval, no amendment shall be made which requires the approval of such shareholders under applicable Law without such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto.

      7.7 Extension; Waiver. At any time prior to the Effective Time, each party hereto (for these purposes, Infinity and Burma Acquisition shall together be deemed one party and OSI shall be deemed the other party) may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto or (iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of either party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of either party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

                                    ARTICLE 8

                                  MISCELLANEOUS

      8.1 Nonsurvival of Representations and Warranties. The representations and warranties made herein shall not survive beyond the Effective Time or a termination of this Agreement.


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
      8.2 Entire Agreement; Assignment. This Agreement:

            (a) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof; and

            (b) shall not be assigned by operation of Law or otherwise.

      8.3 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telegram, confirmed facsimile or telex, or by first class mail (postage prepaid, return receipt requested), to the other party as follows:

      if to Infinity or Burma Acquisition to: Infinity Broadcasting
                                              Corporation
                                              40 West 57th Street
                                              New York, New York  10011
                                              Attention: Farid Suleman
                                              Facsimile: (212) 314-9336

      With copies to:                         CBS Corporation
                                              51 West 52nd Street
                                              New York, New York  10019
                                              Attention: General Counsel
                                              Facsimile: (212) 597-4031

                                              and

                                              Weil, Gotshal & Manges LLP
                                              767 Fifth Avenue
                                              New York, New York  10153
                                              Attention: Howard Chatzinoff, Esq.
                                              Facsimile: (212) 310-8007

      if to OSI to:                           Outdoor Systems, Inc.
                                              2502 N. Black Canyon Highway
                                              Phoenix, Arizona  85009
                                              Attention: William Levine
                                              Facsimile: (602) 248-0884

      With a copy to:                         Powell, Goldstein, Frazer &
                                              Murphy LLP
                                              Sixteenth Floor
                                              191 Peachtree Street, N.E.
                                              Atlanta, Georgia 30303
                                              Attention: William B. Shearer,
                                                         Jr., Esq.
                                              Facsimile: (404) 572-5958




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
or to such other address as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above.

      8.4 Governing Law. Except to the extent that Delaware Law is mandatorily applicable to the Merger and the rights of the shareholders of OSI, this Agreement shall be governed by and construed in accordance with the Laws of the State of New York, without regard to the principles of conflicts of Law thereof.

      8.5 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

      8.6 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and except as provided in Section 5.11, nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

      8.7 Severability. If any term or other provision of this Agreement is invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.

      8.8 Specific Performance. The parties hereto acknowledge that irreparable damage would result if this Agreement were not specifically enforced, and they therefore consent that the rights and obligations of the parties under this Agreement may be enforced by a decree of specific performance issued by a court of competent jurisdiction. Such remedy shall, however, not be exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

      8.9 Brokers. In the event the Merger is not consummated, OSI agrees to indemnify and hold harmless Infinity and Burma Acquisition, and Burma Acquisition agrees to indemnify and hold harmless OSI, from and against any and all liability to which Infinity and Burma Acquisition, on the one hand, or OSI, on the other hand, may be subjected by reason of any broker's, finder's or similar fees or expenses with respect to the transactions contemplated by this Agreement to the extent such similar fees and expenses are attributable to any action undertaken by or on behalf of OSI, or Infinity or Burma Acquisition, as the case may be.

      8.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

      8.11 Interpretation.

            (a) The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." All terms defined in this Agreement shall have the defined meanings contained herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time, amended, qualified or supplemented, including (in the case of agreements and instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

            (b) The phrases "the date of this Agreement," "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to May 27, 1999.

            (c) "know" or "knowledge" means, with respect to Infinity, the actual knowledge of the persons listed on Section 8.11(c) of the Infinity Disclosure Schedule and, with respect to OSI, the actual acknowledge of the persons listed on Section 8.11(c) of the OSI Disclosure Schedule.

            (d) The term "Material Adverse Effect" means, with respect to any entity, any event, change, occurrence, development, circumstance or effect that, individually or in the aggregate with all other events, changes, occurrences, developments, circumstances and effects, is or would reasonably be expected to be materially adverse to (i) the assets, properties, condition (financial or otherwise), business or results of operations of such entity and its subsidiaries taken as a whole or (ii) the ability of such party to consummate the transactions contemplated by this Agreement.

            (e) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

            IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

                                        INFINITY BROADCASTING CORPORATION



                                        By: /s/ Farid Suleman
                                            ____________________________________
                                            Name: Farid Suleman
                                            Title: Executive Vice President,
                                                   Chief Financial Officer
                                                   and Treasurer


                                        BURMA ACQUISITION CORP.



                                        By: /s/ Farid Suleman
                                            ____________________________________
                                            Name: Farid Suleman
                                            Title: Executive Vice President,
                                                   Chief Financial Officer
                                                   and Treasurer


                                        OUTDOOR SYSTEMS, INC.


                                        By: /s/ William S. Levine
                                            ____________________________________
                                            Name: William S. Levine
                                            Title: Chairman of the Board